EXHIBIT 10.1



                           LOAN AND SECURITY AGREEMENT

                                 by and between

                          THE MAJESTIC STAR CASINO, LLC

                                       and

                          FOOTHILL CAPITAL CORPORATION


                           Dated as of August 2, 1999

                                TABLE OF CONTENTS


1.       DEFINITIONS AND CONSTRUCTION.............................................................................1
         1.1      Definitions.....................................................................................1
         1.2      Accounting Terms...............................................................................28
         1.3      Code...........................................................................................28
         1.4      Indenture......................................................................................28
         1.5      Construction...................................................................................28
         1.6      Schedules and Exhibits.........................................................................28
2.       LOAN AND TERMS OF PAYMENT...............................................................................28
         2.1      Revolving Advances.............................................................................28
         2.2      [Intentionally Omitted]........................................................................28
         2.3      [Intentionally Omitted]........................................................................29
         2.4      [Intentionally Omitted]........................................................................29
         2.5      Overadvances...................................................................................29
         2.6      Interest:  Rates, Payments, and Calculations...................................................30
         2.7      [Intentionally Omitted]........................................................................31
         2.8      Crediting Payments; Application of Collections.................................................31
         2.9      Designated Account.............................................................................31
         2.10     Maintenance of Loan Account; Statements of Obligations.........................................31
         2.11     Fees...........................................................................................32
         2.12     LIBOR Option...................................................................................32
3.       CONDITIONS; TERM OF AGREEMENT...........................................................................35
         3.1      Conditions Precedent to the Initial Advance....................................................35
         3.2      Conditions Precedent to all Advances...........................................................38
         3.3      Condition Subsequent...........................................................................38
         3.4      Term; Automatic Renewal........................................................................38
         3.5      Effect of Termination..........................................................................39
         3.6      Early Termination by Borrower..................................................................39
         3.7      Termination Upon Event of Default..............................................................39
4.       CREATION OF SECURITY INTEREST...........................................................................39
         4.1      Grant of Security Interest.....................................................................39
         4.2      Negotiable Collateral..........................................................................40
         4.3      Collection of Accounts, General Intangibles, and Negotiable Collateral.........................40
         4.4      Delivery of Additional Documentation Required..................................................40
         4.5      Power of Attorney..............................................................................40
         4.6      Right to Inspect...............................................................................41
5.       REPRESENTATIONS AND WARRANTIES..........................................................................41
         5.1      No Encumbrances................................................................................41
         5.2      Membership Interests...........................................................................41
         5.3      [Intentionally Omitted]........................................................................41
         5.4      Equipment......................................................................................41


         5.5      Location of Inventory and Equipment............................................................42
         5.6      Inventory Records..............................................................................42
         5.7      Location of Chief Executive Office; FEIN.......................................................42
         5.8      Due Organization and Qualification; Subsidiaries...............................................42
         5.9      Due Authorization; No Conflict.................................................................42
         5.10     Litigation.....................................................................................43
         5.11     No Material Adverse Change.....................................................................43
         5.12     Solvency.......................................................................................44
         5.13     Employee Benefits..............................................................................44
         5.14     Environmental Condition........................................................................44
         5.15     Brokerage Fees.................................................................................45
         5.16     Governmental Authority.........................................................................45
         5.17     Licenses and Permits.                       ...................................................45
         5.18     Taxation as a Partnership......................................................................46
6.       AFFIRMATIVE COVENANTS...................................................................................46
         6.1      Accounting System..............................................................................46
         6.2      Collateral Reporting...........................................................................46
         6.3      Financial Statements, Reports, Certificates....................................................46
         6.4      Tax Returns....................................................................................48
         6.5      Guarantor Reports..............................................................................48
         6.6      [Intentionally Omitted]........................................................................48
         6.7      Title to Equipment.............................................................................48
         6.8      Maintenance of Equipment.......................................................................48
         6.9      Taxes..........................................................................................48
         6.10     Insurance......................................................................................49
         6.11     No Setoffs or Counterclaims....................................................................50
         6.12     Location of Inventory and Equipment............................................................50
         6.13     Compliance with Laws...........................................................................50
         6.14     Employee Benefits..............................................................................51
         6.15     Leases.........................................................................................51
         6.16     Brokerage Commissions..........................................................................52
         6.17     Government Authorization.......................................................................52
         6.18     License Renewals...............................................................................52
         6.19     Licenses and Permits...........................................................................52
         6.20     Subsidiary Guarantees..........................................................................53
         6.21     Development Agreement..........................................................................53
7.       NEGATIVE COVENANTS......................................................................................53
         7.1      Indebtedness...................................................................................53
         7.2      Liens..........................................................................................54
         7.3      Restrictions on Fundamental Changes............................................................54
         7.4      Disposal of Assets.............................................................................55
         7.5      Change Name....................................................................................56
         7.6      Guarantee......................................................................................56


         7.7      Nature of Business.............................................................................56
         7.8      Prepayments and Amendments.....................................................................57
         7.9      Change of Control..............................................................................57
         7.10     Consignments...................................................................................57
         7.11     Distributions..................................................................................57
         7.12     Accounting Methods.............................................................................57
         7.13     Investments....................................................................................58
         7.14     Transactions with Affiliates...................................................................59
         7.15     Suspension.....................................................................................60
         7.16     Compensation...................................................................................60
         7.17     Use of Proceeds................................................................................61
         7.18     Change in Location of Chief Executive Office; Inventory and
                  Equipment with Bailees.........................................................................61
         7.19     No Prohibited Transactions Under ERISA.........................................................61
         7.20     Financial Covenants............................................................................62
         7.21     Membership Interests...........................................................................62
         7.22     Permitted Tax Distributions....................................................................62
         7.23     Operation of Majestic Star Casino Vessel.......................................................63
         7.24     Limitation on Restrictions on Subsidiary Dividends.............................................63
         7.25     Restrictions on Sale and Issuance of Subsidiary Stock..........................................64
         7.26     Restrictions on BHR Joint Venture..............................................................65
8.       EVENTS OF DEFAULT.......................................................................................66
9.       FOOTHILL'S RIGHTS AND REMEDIES..........................................................................68
         9.1      Rights and Remedies.                        ...................................................68
         9.2      Remedies Cumulative............................................................................71
10.      TAXES AND EXPENSES......................................................................................71
11.      WAIVERS; INDEMNIFICATION................................................................................72
         11.1     Demand; Protest; etc...........................................................................72
         11.2     Foothill's Liability for Collateral............................................................72
         11.3     Indemnification................................................................................72
12.      NOTICES.................................................................................................73
13.      CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER..............................................................74
14.      DESTRUCTION OF BORROWER'S DOCUMENTS.....................................................................74
15.      GENERAL PROVISIONS......................................................................................75
         15.1     Effectiveness..................................................................................75
         15.2     Successors and Assigns.........................................................................75
         15.3     Section Headings...............................................................................75
         15.4     Interpretation.................................................................................75
         15.5     Severability of Provisions.....................................................................75
         15.6     Amendments in Writing..........................................................................76
         15.7     Counterparts; Telefacsimile Execution..........................................................76
         15.8     Revival and Reinstatement of Obligations.......................................................76
         15.9     Integration....................................................................................76


         15.10             Gaming Laws...........................................................................76

SCHEDULES AND EXHIBITS

Schedule P-1                        Permitted Indebtedness
Schedule P-2                        Permitted Investments
Schedule P-3                        Permitted Liens
Schedule P-4                        Permitted FF&E Financing
Schedule R-1                        Real Property Collateral
Schedule 5.8                        Borrower's Subsidiaries
Schedule 5.10                       Litigation
Schedule 5.13                       ERISA Benefit Plans
Schedule 5.16                       Governmental Authority
Schedule 5.17                       Licenses and Permits
Schedule 6.12                       Location of Inventory and Equipment
Exhibit C-1                         Form of Compliance Certificate

                           LOAN AND SECURITY AGREEMENT

         THIS LOAN AND SECURITY AGREEMENT (this "Agreement"), is entered into as of August 2, 1999, between FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), with a place of business located at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 900253333 and THE MAJESTIC STAR CASINO, LLC, an Indiana limited liability company ("Borrower"), with its chief executive office located at One Buffington Harbor Drive, Gary, Indiana 46406-3000.

         The parties agree as follows:

1.       DEFINITIONS AND CONSTRUCTION.

         1.1 DEFINITIONS. As used in this Agreement, the following terms shall have the following definitions:

         "Account Debtor" means any Person who is or who may become obligated under, with respect to, or on account of, an Account.

         "Accounts" means all currently existing and hereafter arising accounts, contract rights, and all other forms of obligations owing to Borrower arising out of the sale or lease of goods or the rendition of services by Borrower, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor.

         "Acquired Debt" means Indebtedness of a Person existing at the time such Person is merged with or into Borrower or a Restricted Subsidiary of Borrower or becomes a Restricted Subsidiary of Borrower, other than Indebtedness incurred in connection with, or in contemplation of, such Person merging with or into Borrower or a Restricted Subsidiary of Borrower or becoming a Restricted Subsidiary of Borrower.

         "Advances" has the meaning set forth in Section 2.1(a).

         "Affiliate" means, as applied to any Person, any other Person who, directly or indirectly, controls, is controlled by, is under common control with, or is a director or officer of such Person. For purposes of this definition, "control" means the possession, directly or indirectly, of the power to vote 10% or more of the Stock having ordinary voting power for the election of directors (or comparable managers) or the direct or indirect power to direct the management and policies of a Person.

         "Agreement" has the meaning set forth in the preamble hereto.

         "Applicable Capital Gain Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal capital gain tax rate applicable to an individual who is a citizen of the United

States plus (ii) an amount equal to the sum of the highest marginal state and local capital gain tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

         "Applicable Early Termination Premium" means, as of any date of determination, an amount equal to the Maximum Amount times the Applicable Early Termination Premium Rate, in each case, as of such date of determination.

         "Applicable Early Termination Premium Rate" means, (a) during the period of time from and after the date of the execution and delivery of this Agreement up to the first anniversary of the Closing Date, 3.0%, (b) during the period of time from and including the first anniversary of the Closing Date up to the second anniversary of the Closing Date, 2.0%, (c) during the period of time from and including the second anniversary of the Closing Date up to the third anniversary of the Closing Date, 1.0%, and (c) thereafter, zero percent (0.0%)

         "Applicable Gaming Laws" has the meaning set forth in Section 9.1.

         "Applicable Income Tax Rate" means a rate equal to the sum of (i) the highest marginal Federal income tax rate applicable to an individual who is a citizen of the United States plus (ii) an amount equal to the sum of the highest marginal state and local income tax rates applicable to an individual who is a resident of the State of New York, multiplied by a factor equal to 1 minus the rate described in clause (i) above.

         "Asset Sale" means any (i) sale, assignment, transfer, lease, conveyance, or other disposition, other than in the ordinary course, of any assets of Borrower or any of its Restricted Subsidiaries, (ii) direct or indirect issuance or sale of any capital Stock of any Restricted Subsidiary of the Borrower (other than directors' qualifying shares) to any Person (other than the Borrower or any Restricted Subsidiary of the Borrower), or (iii) an Event of Loss with respect to any assets of Borrower or any of its Subsidiaries. For purposes of this definition, (a) any series of transactions that are part of a common plan shall be deemed a single Asset Sale and (b) the term "Asset Sale" shall not include any series of transactions (including any transaction or series of transactions consummated prior to the Effective Date to the extent such transaction or series of transactions are included in any "Asset Sale" (as defined in the Indenture)) that have a fair market value (or result in gross proceeds) of less than $1,000,000, until the aggregate fair market value and gross proceeds of the transactions excluded from the definition of Asset Sale pursuant to this clause (b) and any transactions consummated prior to the Effective Date to the extent such transactions are included in any "Asset Sale" (as defined in the Indenture) exceed $5,000,000.

         "Authorized Person" means any officer or other employee of Borrower.

         "Availability" means, as of any date of determination, determined at the close of business on such date, if such date is a Business Day, and determined at the close of business on the immediately preceding Business Day, if such date of determination is not a Business Day, the amount that Borrower is entitled to borrow as Advances under Section 2.1 (after giving effect to all previously outstanding Obligations and all sublimits and reserves applicable hereunder).

         "Average Unused Portion of Maximum Amount" means, for any period of determination, the Maximum Amount, less the average Daily Balance of Advances that were outstanding during such period.

         "Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. ss. 101 et seq.), as amended, and any successor statute.

         "Barden" means Don H. Barden, an individual.

         "Base LIBOR Rate" means the rate per annum (rounded upwards, if necessary, to the next 1/16%) at which United States dollar deposits are offered to major banks in the London interbank market on or about 11:00 a.m. (California time) 2 Business Days prior to the commencement of the applicable Interest Period, for a term and in amounts comparable to the Interest Period and amount of the LIBOR Rate Advance requested by Borrower in accordance with this Agreement.

         "Base Rate" means, the rate of interest announced within Wells Fargo Bank, N.A. at its principal office in San Francisco as its "prime rate", with the understanding that the "prime rate" is one of Wells Fargo's base rates (not necessarily the lowest of such rates) and serves as the basis upon which effective rates of interest are calculated for those loans making reference thereto and is evidenced by the recording thereof after its announcement in such internal publication or publications as Wells Fargo may designate.

         "BDI" means Barden Development, Inc., an Indiana corporation.

         "Benefit Plan" means a "defined benefit plan" (as defined in Section 3(35) of ERISA) for which Borrower, any Subsidiary of Borrower, or any ERISA Affiliate has been an "employer" (as defined in Section 3(5) of ERISA) within the past six years.

         "Berthing Agreement" means that certain Majestic Berthing Agreement, dated as of April 23, 1996, between Borrower and BHR Joint Venture.

         "BHR Attributed Debt" shall have the meaning ascribed thereto in the Indenture.

         "BHR Joint Venture" means Buffington Harbor Riverboats, LLC, a Delaware limited liability company, in which Borrower, as of the Closing Date, owns a 50% membership interest, and any other Flow Through Entity owned solely by the members of the BHR Joint Venture.

         "BHR Operating Agreement" means that certain First Amended and Restated Operating Agreement of the BHR Joint Venture, made as of October 31, 1995 (as amended through the Effective Date) by and between Trump Indiana, Inc., a Delaware corporation, and Borrower.

         "Borrower" has the meaning set forth in the preamble to this Agreement.

         "Borrower's Books" means all of Borrower's books and records including: ledgers; records indicating, summarizing, or evidencing Borrower's properties or assets (including the Collateral) or liabilities; all information relating to Borrower's business operations or financial condition; and all computer programs, disk or tape files, printouts, runs, or other computer prepared information.

         "Borrower Stock Pledge Agreement" means that certain Stock Pledge Agreement, dated as of the date hereof, between Borrower and Foothill, pursuant to which Borrower grants Foothill a security interest in, among other things, all of the issued and outstanding Stock of Borrower's Subsidiaries.

         "Borrowing Base" has the meaning set forth in Section 2.1(a).

         "Buffington Facility" means the Majestic Star Casino Vessel, the Real Property, the Equipment, and other personal property, in each case, related thereto.

         "Business Day" means any day that is not a Saturday, Sunday, or other day on which national banks are authorized or required to close and, with respect to provisions of this Agreement dealing with LIBOR Rate Advances, also means a day on which banks in London, England are open for the transaction of banking business.

         "Capital Corp." means The Majestic Star Casino Capital Corp., an Indiana corporation.

         "Capital Lease Obligation" means, with respect to any Person, the obligations of such Person under a lease that is required to be classified and accounted for as capital lease obligations under GAAP, and the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

         "Cash Equivalent" means (a) any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof); (b) time deposits and certificates of deposit and commercial paper or bankers acceptance issued by the parent corporation of any domestic commercial bank of recognized standing having combined capital and surplus in excess of $250,000,000 and commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor's Corporation or at least P-2 or the equivalent thereof by Moody's Investors Service, Inc. and, in each case, maturing within one year after the date of acquisition; (c) investments in money market funds substantially of whose assets comprise securities of the type described in clauses (a) and (b) above, and (d) repurchase obligations for underlying securities of the types an with the maturities described above.

         "Casino" means a gaming establishment owned by Borrower or any Restricted Subsidiary and any hotel, building, restaurant, theater, amusement park, other entertainment facility, parking facilities, retail shops, land, equipment, and other properties and assets directly ancillary thereto and used or to be used in connection therewith.

         "Change of Control" shall be deemed to have occurred at such time as
(a) Permitted Holders shall cease to own and control, beneficially, directly, and of record more than 50% of the issued and outstanding Stock of Borrower, (b) Borrower shall cease to own and control, beneficially, directly, and of record all of the issued and outstanding Stock of each of the Guarantors, (c) Borrower shall cease to own and control, beneficially, directly and of record 45% of the issued and outstanding Stock of BHR Joint Venture; (d) any Person (including a "person" or "group" within the meaning of Sections 13(d) and 14(d) of the Exchange Act, whether or not applicable) owns a greater percentage interest in the BHR Joint Venture than Borrower, (e) Barden, Family Members of Barden, and Family Trusts of Barden, collectively, shall cease to own and control, beneficially, directly and of record all of the issued and outstanding Stock of BDI, or (f) a "Change of Control" (as that term is defined in the Indenture) has occurred.

         "Closing Date" means the date of the making of the initial Advance.

         "Code" means the California Uniform Commercial Code.

         "Collateral" means all of Borrower's right, title, and interest in and to each of the following:

         (a) the Accounts,

         (b) Borrower's Books,

         (c) the Equipment,

         (d) the General Intangibles,

         (e) the Inventory,

         (f) the Investment Property,

         (g) the Real Property Collateral,

         (h) any money, or other assets of Borrower that now or hereafter come into the possession, custody, or control of Foothill, and

         (i) the proceeds and products, whether tangible or intangible, of any of the foregoing, including proceeds of insurance covering any or all of the Collateral, and any and all Accounts,

Borrower's Books, Equipment, General Intangibles, Inventory, Investment Property, Negotiable Collateral, Real Property, money, deposit accounts, or other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the proceeds thereof.

The foregoing to the contrary notwithstanding, "Collateral" shall not include Excluded Assets.

         "Collateral Access Agreement" means a landlord waiver, mortgagee waiver, bailee letter, or acknowledgement agreement of any warehouseman, processor, lessor, consignee, or other Person in possession of, having a Lien upon, or having rights or interests in the Collateral, in each case, in form and substance satisfactory to Foothill.

         "Collections" means all cash, checks, notes, instruments, and other items of payment (including, insurance proceeds, proceeds of cash sales, rental proceeds, and tax refunds).

         "Compliance Certificate" means a certificate substantially in the form of Exhibit C-1 and delivered by the chief accounting officer of Borrower to Foothill.

         "Consolidated Cash Flow" means with respect to any Person for any period, the sum of:

         (a) consolidated income (loss) from operation of such Person and its Subsidiaries for such period, determined in accordance with GAAP, plus

         (b) to the extent such amounts are deducted in calculating such income
(loss) from operation of such Person for such period, and without duplication
(i) amortization, depreciation, and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees, and other intangibles but excluding (x) non-cash charges incurred after the Issue Date (as such term is defined in the Indenture) that require an accrual of or a reserve for cash charges for any future period, and (y) normally recurring accruals such as reserves against accounts receivables), and (ii) Pre-Opening Expenses (as such term is defined in the Indenture); provided, that (1) the income from operations of any Person that is not a Wholly Owned Subsidiary of such Person or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid during such period to such Person or to a Wholly Owned Subsidiary of such Person, (2) the income from operations of any Person acquired in a pooling of interest transaction for any period prior to the date of such acquisition will be excluded, and (3) the income from operations of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by such Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary or its owners.

         "Consolidated Interest Expense" means, with respect to any Person for any period, the result of (a) the consolidated interest expense of such Person and its Subsidiaries for such period, whether paid or accrued (including amortization of original issue discount, noncash interest payment, and the interest component of Capital Lease Obligations), to the extent such expense was deducted in computing Consolidated Net Income of such Person for such period, minus, (b) amortization expense, write-off of deferred financing costs and any charge related to any premium or penalty paid, in each case, accrued during such period in connection with redeeming or retiring any Indebtedness before its stated maturity, as determined in accordance with GAAP, to the extent such expense, cost, or charge was including in the calculation made pursuant to clause (a) above.

         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such person and its Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP; provided, however that (i) the Net Income of any other Person relating to any portion of such period that such other Person (a) is not a Wholly Owned Subsidiary of such Person, or (b) is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions paid to such Person or a Wholly Owned Subsidiary of such Person during such portion of such period, (ii) the Net Income of any other Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded, and (iii) the Net Income of any Restricted Subsidiary will not be included to the extent that declarations of dividends or similar distributions by such Restricted Subsidiary are not at the time permitted, directly or indirectly, by operation of the terms of its organizational documents or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to such Restricted Subsidiary or its owners.

         "Daily Balance" means the amount of an Obligation owed at the end of a given day.

         "deems itself insecure" means that the Person deems itself insecure in accordance with the provisions of Section 1208 of the Code.

         "Default" means an event, condition, or default that, with the giving of notice, the passage of time, or both, would be an Event of Default.

         "Designated Account" means account number 000185010213733 of Borrower maintained with Borrower's Designated Account Bank, or such other deposit account of Borrower (located within the United States) that has been designated, in writing and from time to time, by Borrower to Foothill.

         "Designated Account Bank" means Bank One, whose office is located at 8585 Broadway, Merriville, Indiana 46410, and whose ABA number is 074000010.

         "Development Agreement" means that certain Development Agreement, dated March 26, 1996, by and between Borrower and the City of Gary, Indiana, as amended through the date hereof.

         "Disbursement Letter" means an instructional letter executed and delivered by Borrower to Foothill regarding the extensions of credit to be made on the Closing Date, the form and substance of which shall be satisfactory to Foothill.

         "Disqualified Capital Stock" means any Stock that (i) either by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable) is or upon the happening of an event would be required to be redeemed or repurchased prior to the final stated maturity of the Notes or is redeemable at the option of the holder thereof at any time prior to such final stated maturity, or (ii) is convertible into or exchangeable at the option of the issuer thereof or any other Person for debt securities.

         "Distribution" means any dividends, distributions, payments or other transfer by the Borrower to any Members (in cash or other property, other than interests in the LLC) on or with respect to any interest of the Member in the Borrower, or to purchase, acquire, redeem, or retire the interest in the Borrower of any Member.

         "Dollars or $" means United States dollars.

         "EBITDA" means, with respect to any Person for any period, the sum of
(a) such Person's income (or loss) from operations for such period, plus (b) in each case, to the extent such amounts are deducted in calculating such income (or loss) from operations for such period, amortization, depreciation, and other non-cash charges (including, without limitation, amortization of goodwill, deferred financing fees, losses on disposition of assets in the ordinary course of such Person's business, and other intangibles, but excluding (x) non-cash charges incurred after the Closing Date that require an accrual of or a reserve for any future period and (y) normally recurring accruals such as reserves against accounts receivables), in each case, on a stand-alone basis for such Person

         "Effective Date" means the first date on which each of the conditions set forth in Section 3.1 shall have been fulfilled or waived.

         "Equipment" means all of Borrower's present and hereafter acquired machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, vehicles (including motor vehicles and trailers), tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including,
(a) any interest of Borrower in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

         "Equity Holder" means (a) with respect to a corporation, each holder of stock of such corporation, (b) with respect to a limited liability company or similar entity, each member of such limited liability company or similar entity,
(c) with respect to a partnership, each partner of such partnership, and (d) with respect to any other entity, the owner of such entity.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor statute.

         "Excluded Assets" means (a) cash, deposit accounts and other Cash Equivalents; (b) assets securing Purchase Money Obligations or Capital Lease Obligations owing in favor of any Person (other than Foothill or any Affiliate of Borrower) permitted to be incurred hereunder and under the Indenture, and (c) any General Intangible consisting of contract rights, permits, or licenses (including Casino License) that is now or hereafter held by Borrower as licensee or otherwise, solely in the event and to the extent that: (i) such General Intangible cannot be subjected to a consensual security interest in favor of Foothill without the consent of the licensor or other party to such contract, permit, or license, (ii) any such restriction shall be effective and enforceable under all applicable law, including Section 9318(4) of the Code; and (iii) such consent is not obtainable by Borrower; provided, however, that Excluded Assets shall not include (and, accordingly, the Collateral shall include) any and all proceeds of any of assets described in clauses (b) and (c) above (unless and to the extent such proceeds constitute cash, deposit accounts, or other Cash Equivalents; provided, further, that, any General Intangible qualifying as an Excluded Asset under clause (c) above no longer shall constitute an Excluded Asset (and instead shall constitute Collateral) from and after such time as such licensor or other applicable party consents to the grant of a consensual security in favor of Foothill in such General Intangible; provided, further, that, anything in this definition to the contrary notwithstanding, any property or asset acquired by Borrower for cash or Cash Equivalents, or otherwise received by Borrower in exchange for cash or Cash Equivalents, shall not constitute Excluded Assets so long as such acquired or received property or asset is not an asset described in clause (a) above. Without limiting the foregoing, Excluded Assets shall include gaming equipment subject to such Purchase Money Obligations or Capital Lease Obligations whether or not such gaming equipment is located on or attached to the Majestic Star Casino Vessel.

         "ERISA" means the Employee Retirement Income Security Act of 1974, 29 U.S.C. Sections 1000 et seq., amendments thereto, successor statutes, and regulations or guidance promulgated thereunder.

         "ERISA Affiliate" means (a) any corporation subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(b), (b) any trade or business subject to ERISA whose employees are treated as employed by the same employer as the employees of Borrower under IRC Section 414(c), (c) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any organization subject to ERISA that is a member of an affiliated service group of which Borrower is a member under IRC
Section 414(m), or (d) solely for purposes of Section 302 of ERISA and Section 412 of the IRC, any party subject to ERISA that is a party to an arrangement with Borrower and whose employees are aggregated with the employees of Borrower under IRC Section 414(o).

         "ERISA Event" means (a) a Reportable Event with respect to any Benefit Plan or Multiemployer Plan, (b) the withdrawal of Borrower, any of its Subsidiaries or ERISA Affiliates from a Benefit Plan during a plan year in which it was a "substantial employer" (as defined in Section 4001(a)(2) of ERISA), (c) the providing of notice of intent to terminate a Benefit Plan in a distress termination (as described in Section 4041(c) of ERISA), (d) the institution by the PBGC of proceedings to terminate a Benefit Plan or Multiemployer Plan, (e) any event or condition (i) that provides a basis under Section 4042(a)(1), (2), or (3) of ERISA for the termination of, or the appointment of a trustee to administer, any Benefit Plan or Multiemployer Plan, or (ii) that may result in termination of a Multiemployer Plan pursuant to Section 4041A of ERISA, (f) the partial or complete withdrawal within the meaning of Sections 4203 and 4205 of ERISA, of Borrower, any of its Subsidiaries or ERISA Affiliates from a Multiemployer Plan, or (g) providing any security to any Plan under Section 401(a)(29) of the IRC by Borrower or its Subsidiaries or any of their ERISA Affiliates.

         "Event of Default" has the meaning set forth in Section 8.

         "Event of Loss" means, with respect to any property or asset, any (i) loss, destruction or damage of such property or asset, or (ii) any condemnation, seizure or taking, by exercise of the power of eminent domain or otherwise, of such property or asset, or confiscation or requisition of the use of such property or asset.

         "Excess Availability" means the amount, as of the date any determination thereof is to be made, equal to Availability minus the aggregate amount, if any, of all trade payables of Borrower in excess of their historical levels with respect thereto and all book overdrafts in excess of their historical practices with respect thereto, in each case as determined by Foothill.

         "Family Members" means, with respect to any individual, any other individual having a relationship by blood (to the second degree of consanguinity), marriage, or adoption to such individual.

         "Family Trusts" means, with respect to any individual, trusts or other estate planning vehicles established for the benefit of Family Members of such individual.

         "FEIN" means Federal Employer Identification Number.

         "FF&E" means furniture, fixture, and Equipment acquired by Borrower or any Restricted Subsidiary of Borrower in the ordinary course of business for use in the operation of a Casino.

         "FF&E Financing" means Purchase Money Obligations or Capital Lease Obligations incurred solely to acquire FF&E; provided, that the principal amount of such Indebtedness does not exceed the cost (including sales and excise taxes, installation and delivery charges and other direct costs and expenses) of the FF&E purchased or leased with the proceeds thereof.

         "FF&E Lender" means a Person that is not an Affiliate of Borrower and is a lender under FF&E Financing.

         "Flow Through Entity" means an entity that (a) for federal income tax purposes constitutes (i) an "S corporation" (as defined in Section 1361(a) of the IRC), (ii) a "qualified subchapter S subsidiary" (as defined in Section 1361(b)(3)(B) of the IRC), (iii) a "partnership" (within the meaning of Section 7701(a)(2) of the IRC), or (iv) a business entity that is disregarded as an entity separate from its owners under the IRC, the Treasury Regulations, or any published administrative guidance of the Internal Revenue Service (each of the entities described in the preceding clauses (i), (ii), (iii), and (iv), a "Federal Flow Through Entity"), and (b) for state and local jurisdictions is subject to treatment on a basis under applicable state or local income tax law substantially similar to a Federal Flow Through Entity.

         "Foothill" has the meaning set forth in the preamble to this Agreement.

         "Foothill Account" has the meaning set forth in Section 2.8.

         "Foothill Expenses" means all: costs or expenses (including taxes, and insurance premiums) required to be paid by Borrower under any of the Loan Documents that are paid or incurred by Foothill; fees or charges reasonably paid or incurred by Foothill in connection with Foothill's transactions with Borrower, including, fees or charges for photocopying, notarization, couriers and messengers, telecommunication, public record searches (including tax lien, litigation, and UCC searches and including searches with the patent and trademark office, the copyright office, or the department of motor vehicles), filing, recording, publication, appraisal (including periodic Personal Property Collateral or Real Property Collateral appraisals), real estate surveys, real estate title policies and endorsements, and environmental audits; costs and expenses incurred by Foothill in the disbursement of funds to Borrower (by wire transfer or otherwise); charges paid or incurred by Foothill resulting from the dishonor of checks; costs and expenses paid or incurred by Foothill to correct any default or enforce any provision of the Loan Documents, or in gaining possession of, maintaining, handling, preserving, storing, shipping, selling, preparing for sale, or advertising to sell the Collateral, or any portion thereof, irrespective of whether a sale is consummated; reasonable costs and expenses paid or incurred by Foothill in examining Borrower's Books; costs and expenses of third party claims or any other suit paid or incurred by Foothill in enforcing or defending the Loan Documents or in connection with the transactions contemplated by the Loan Documents or Foothill's relationship with Borrower or any guarantor; and Foothill's reasonable attorneys fees and expenses incurred in advising, structuring, drafting, reviewing, administering, amending, terminating, enforcing (including reasonable attorneys fees and expenses incurred in connection with a "workout," a "restructuring," or an Insolvency Proceeding concerning Borrower or any guarantor of the Obligations), defending, or concerning the Loan Documents, irrespective of whether suit is brought.

         "GAAP" means generally accepted accounting principles as in effect from time to time in the United States, consistently applied.

         "Gaming Authority" means any agency, authority, board, bureau, commission, department, office, or instrumentality of any nature whatsoever of the United States of America or foreign government (including Native American governments), any state, province, city, or other political subdivision thereof, whether now or hereafter existing, or any officer or official thereof, including the Indiana Gaming Commission, and any other agency with authority to regulate any gaming operation (or proposed gaming authority) owned, managed, or operated by Borrower or any of its Subsidiaries.

         "Gaming License" means any material license, franchise, or other approval or authorization required to own, lease, or operate a Casino, or otherwise conduct gaming in any jurisdiction in which Borrower or any Restricted Subsidiary conducts or proposes in good faith to conduct gaming business (including, without limitation, all such licenses granted by the Indiana Gaming Commission under the Indiana Riverboat Gambling Act), including any applicable liquor license.

         "Gaming Vessel" means a water-based casino (a) that is substantially similar in size and space to the Majestic Star Casino Vessel, (b) with at least the same overall qualities and amenities as the Majestic Star Casino Vessel, and
(c) that is developed, constructed, and equipped to be in compliance with all Federal, state, and local laws, including the requirements of the Indiana Riverboat Gambling Act. In the event the laws of the State of Indiana change to permit the development and operation of land-based casinos, the term "Gaming Vessel" shall be deemed to include a land-based casino meeting the requirements of clauses (a), (b), and (c) above.

         "General Intangibles" means all of Borrower's present and future general intangibles and other personal property (including, without limitation, the Berthing Agreement and other contract rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, servicemarks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, deposit accounts, insurance premium rebates, tax refunds, and tax refund claims), other than goods, Accounts, and Negotiable Collateral.

         "Governmental Authority" shall mean any federal, state, local, or other governmental or administrative body, instrumentality, department, or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

         "Governing Documents" means the certificate or articles of incorporation, by-laws, or other organizational or governing documents of any Person.

         "Guarantors" means all of the Restricted Subsidiaries of Borrower, including Capital Corp., and all other Persons executing a guaranty of the Obligations in favor of Foothill.

         "Guaranty" means that certain General Continuing Guaranty, dated as of the date hereof, in form and substance satisfactory to Foothill, executed by each of the Guarantors in favor of Foothill.

         "Guarantor Security Agreement" means that certain Security Agreement, dated as of the date hereof, in form and substance satisfactory to Foothill, among Foothill and each of the Guarantors

         "Harbor Lease" means that certain Harbor Lease Agreement, dated as of June 29, 1995, by and between Trump Indiana, Inc., a Delaware corporation ("Trump"), and Lehigh Portland Cement Company, as assigned by Trump to BHR Joint Venture pursuant to the Harbor Lease Assignment.

         "Harbor Lease Assignment" means that certain Assignment of Harbor Lease Agreement, dated as of October 31, 1995, by and between Trump Indiana, Inc., a Delaware corporation, and the BHR Joint Venture.

         "Hazardous Materials" means (a) substances that are defined or listed in, or otherwise classified pursuant to, any applicable laws or regulations as "hazardous substances," "hazardous materials," "hazardous wastes," "toxic substances," or any other formulation intended to define, list, or classify substances by reason of deleterious properties such as ignitability, corrosivity, reactivity, carcinogenicity, reproductive toxicity, or "EP toxicity", (b) oil, petroleum, or petroleum derived substances, natural gas, natural gas liquids, synthetic gas, drilling fluids, produced waters, and other wastes associated with the exploration, development, or production of crude oil, natural gas, or geothermal resources, (c) any flammable substances or explosives or any radioactive materials, and (d) asbestos in any form or electrical equipment that contains any oil or dielectric fluid containing levels of polychlorinated biphenyls in excess of 50 parts per million.

         "Hedging Obligations" means, with respect to any Person, the obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements, and interest rate collar agreements, and (b) other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

         "Indebtedness" means, with respect to any Person (without duplication):
(a) all liabilities and obligations, contingent or otherwise, of such Person (i) in respect of borrowed money (regardless of whether the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) representing the deferred purchase price of property or services (other than trade payables on customary terms incurred in the ordinary course of business),
(iv) created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (v) representing Capital

Lease Obligations, (vi) under bankers' acceptance and letter of credit facilities, (vii) to purchase, redeem, retire, defease or otherwise acquire for value any Disqualified Capital Stock, or (viii) in respect of Hedging Obligations; (b) all Indebtedness of others that is guaranteed by such Person; and (c) all Indebted-ness of others that is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness, provided, that the amount of such Indebtedness shall (to the extent such Person has not assumed or become liable for the payment of such Indebtedness) be the lesser of (i) the fair market value of such property at the time of determination and (ii) the amount of such Indebtedness. The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term Indebtedness shall not include obligations arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided, that such obligation is extinguished within two Business Days of its incurrence. The principal amount outstanding of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness.

         "Indenture" means that certain Indenture, dated as of June 18, 1999, among Borrower, Guarantor, and the Indenture Trustee.

         "Indenture Reserve" means a reserve against the Maximum Amount in the amount of $1,000,000, as of the Closing Date, as such reserve may be adjusted from time to time in Foothill's sole and absolute discretion; provided, however, that at no time shall such reserve be in an amount greater than $1,000,000.

         "Indenture Trustee" means (a) IBJ Whitehall Bank & Trust, a New York banking corporation, in its capacity as trustee under the Indenture, or (b) any successor trustee under the Indenture from time to time.

         "Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with creditors, or proceedings seeking reorganization, arrangement, liquidation or other similar relief.

         "Intangible Assets" means, with respect to any Person, that portion of the book value of all of such Person's assets that would be treated as intangibles under GAAP.

         "Intercreditor Agreement" means that certain Intercreditor Agreement between Foothill and the Indenture Trustee, in the form of Exhibit I-1 attached hereto.

         "Interest Coverage Ratio" means with respect to any Person for any period, the ratio of (a) such Person's Consolidated Cash Flow, to (b) Consolidated Interest Expense of such Person, in each case, for such period. In calculating Interest Coverage Ratio for any period, pro forma effect shall be given to the incurrence, assumption, guarantee, repayment, repurchase, redemption, or retirement by such Person or any of its Subsidiaries of any Indebtedness subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, as if the same had occurred at the beginning of such period. For purposes of making the computation referred to above, acquisitions that have been made by Borrower or any Restricted Subsidiary, including all mergers and consolidations, subsequent to the commencement of such period shall be calculated on a pro forma basis, assuming that all such acquisitions, mergers, and consolidations had occurred on the first day of such period. Without limiting the foregoing, the financial information of Borrower with respect to any portion of such period that falls before the Issue Date (as such term is defined in the Indenture) shall be adjusted to give pro forma effect to the issuance of the Notes and the application of the proceeds therefrom as if they had occurred at the beginning of such period.

         "Interest Period" means, with respect to each LIBOR Rate Advance, a period commencing on the date of the making of such LIBOR Rate Advance and ending 1 or 2 months thereafter; provided, however, that (a) if any Interest Period would end on a day that is not a Business Day, such Interest Period shall be extended (subject to clauses (c)-(e) below) to the next succeeding Business Day, (b) interest shall accrue from and including the first day of each Interest Period to, but excluding, the day on which any Interest Period expires, (c) any Interest Period that would end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day, (d) with respect to an Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period), the Interest Period shall end on the last Business Day of the calendar month that is 1 or 2 months after the date on which the Interest Period began, as applicable, and (e) Borrower may not elect an Interest Period which will end after the Renewal Date or, during any Renewal Term, the next succeeding anniversary of the Renewal Date.

         "Inventory" means all present and future inventory in which Borrower has any interest, including goods held for sale or lease or to be furnished under a contract of service and all of Borrower's present and future raw materials, work in process, finished goods, and packing and shipping materials, wherever located.

         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of loans, guarantees, advances, or capital contributions (excluding (a) payroll commission, travel, and similar advances to officers and employees of such Person made in the ordinary course of business, and (b) bona fide accounts receivable arising from the sale of goods or services in the ordinary course of business consistent with past practice), purchases or other acquisitions for consideration of Indebtedness, Stock or other securities, and any other items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP.

         "Investment Property" means "investment property" as that term is defined in Section 9115 of the Code.

         "IRC" means the Internal Revenue Code of 1986, as amended, and the regulations thereunder.

         "LIBOR Notice" means a written notice in the form of Exhibit L-1 attached hereto.

         "LIBOR Rate" means, for each Interest Period for each LIBOR Rate Advance, the rate per annum determined by Foothill (rounded upwards, if necessary, to the next 1/16%) determined by dividing (a) the Base LIBOR Rate for such Interest Period, by (b) 100% minus the Reserve Percentage. The LIBOR Rate shall be adjusted on and as of the effective day of any change in the Reserve Percentage.

         "LIBOR Rate Advance" means each Advance, or portion thereof, bearing interest at a rate determined by reference to the LIBOR Rate.

         "Lien" means (a) any interest in property securing an obligation owed to, or a claim by, any Person other than the owner of the property, whether such interest shall be based on the common law, statute, or contract, whether such interest shall be recorded or perfected, and whether such interest shall be contingent upon the occurrence of some future event or events or the existence of some future circumstance or circumstances, including the lien or security interest arising from a mortgage, deed of trust, encumbrance, pledge, hypothecation, assignment, deposit arrangement, security agreement, adverse claim or charge, conditional sale or trust receipt, or from a lease, consignment, or bailment for security purposes and also including reservations, exceptions, encroachments, easements, rightsofway, covenants, conditions, restrictions, leases, and other title exceptions and encumbrances affecting Real Property, and (b) any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Code (or equivalent statutes of any jurisdiction)

         "Loan Account" has the meaning set forth in Section 2.10.

         "Loan Documents" means this Agreement, the Disbursement Letter, the Majestic Star Ship Mortgage, the Trademark Security Agreement, the Member Stock Pledge Agreement, the Borrower Stock Pledge Agreement, the Guaranty, the Guarantor Security Agreement, the Intercreditor Agreement, any note or notes executed by Borrower and payable to Foothill, and any other agreement entered into, now or in the future, in connection with this Agreement.

         "Majestic Star Casino Vessel" means that certain Majestic Star riverboat casino owned and operated by Borrower as of the Effective Date

         "Majestic Star Ship Mortgage" means, collectively, one or more preferred ship mortgages, each in form and substance satisfactory to Foothill, relative to the Majestic Star Casino Vessel and related personal property.

         "Management Agreement" means that certain Management Agreement, dated as of June 18, 1999, by and between Borrower and BDI.

         "Managers" means (a) for so long as Borrower is a limited liability company, the Managers of Borrower appointed pursuant to the Operating Agreement of such Person, or (b) otherwise, the Board of Directors of Borrower.

         "Material Adverse Change" means (a) a material adverse change in the business, prospects, operations, results of operations, assets, liabilities or condition (financial or otherwise) of Borrower, (b) the material impairment of Borrower's ability to perform its obligations under the Loan Documents to which it is a party or of Foothill to enforce the Obligations or realize upon the Collateral, (c) a material adverse effect on the value of the Collateral or the amount that Foothill would be likely to receive (after giving consideration to delays in payment and costs of enforcement) in the liquidation of such Collateral, or (d) a material impairment of the priority of Foothill's Liens with respect to the Collateral.

         "Maximum Amount" means $20,000,000, as such amount shall be reduced from time to time pursuant to Section 7.4(b)(iv).

         "Member" shall mean any Person having any interest in or to the assets or earnings of a limited liability company within the meaning of the Indiana Business Flexibility Act.

         "Member Stock Pledge Agreement" means a Stock Pledge Agreement, dated as of the date hereof, among each Member of Borrower and Foothill, pursuant to which such members grant Foothill a security interest in, among other things, all of the issued and outstanding Stock of Borrower.

         "Multiemployer Plan" means a "multiemployer plan" (as defined in Section 4001(a)(3) of ERISA) to which Borrower, any of its Subsidiaries, or any ERISA Affiliate has contributed, or was obligated to contribute, within the past six years.

         "Mortgages" means one or more mortgages, deeds of trust, or deeds to secure debt, executed by Borrower in favor of Foothill, the form and substance of which shall be satisfactory to Foothill, that encumber Real Property Collateral and the related improvements thereto.

         "Negotiable Collateral" means all of a Person's present and future letters of credit to which such Person is the beneficiary, notes, drafts, instruments, documents, personal property leases (wherein such Person is the lessor), chattel paper, and Books relating to any of the foregoing.

         "Net Proceeds" means, with respect to any Asset Sale, the aggregate amount of proceeds received in the form of cash or Cash Equivalents (including issuance or other payments in an Event of Loss and payments in respect of deferred payment obligations and any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in such Asset Sale, in each case when received), net of:

                  (a) the reasonable and customary direct out-of-pocket costs relating to such Asset Sale;

                  (b) taxes required to be paid by Borrower, any of its Subsidiaries, or any Equity Holder of Borrower (or, in the case of any Equity Holder of Borrower that is a Flow Through Entity, the Upper Tier Equity Holder of such Flow Through Entity) in connection with such Asset Sale in the taxable year in which such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes

                  (c) amounts required to be applied to the permanent repayment of Indebtedness (other than Indebtedness under this Agreement) in connection with such Asset Sale; and

                  (d) appropriate amounts provided as a reserve by Borrower or any Restricted Subsidiary of Borrower, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by Borrower or such Restricted Subsidiary, as applicable, after such Asset Sale (including, as applicable, pension and other post-employment benefit liabilities, liabilities related to environmental matters, and liabilities under any indemnification arising from such Asset Sale).

         "Note" and "Notes" shall have the meanings ascribed thereto in the Indenture.

         "Obligations" means all loans, Advances, debts, principal, interest (including any interest that, but for the provisions of the Bankruptcy Code, would have accrued), premiums (including the Applicable Early Termination Premium), liabilities (including all amounts charged to Borrower's Loan Account pursuant hereto), obligations, fees, charges, costs, or Foothill Expenses (including any fees or expenses that, but for the provisions of the Bankruptcy Code, would have accrued), lease payments, guaranties, covenants, and duties owing by Borrower to Foothill of any kind and description (whether pursuant to or evidenced by the Loan Documents or pursuant to any other agreement between Foothill and Borrower, and irrespective of whether for the payment of money), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including any debt, liability, or obligation owing from Borrower to others that Foothill may have obtained by assignment or otherwise, and further including all interest not paid when due and all Foothill Expenses that Borrower is required to pay or reimburse by the Loan Documents, by law, or otherwise.

         "Overadvance" has the meaning set forth in Section 2.5.

         "Participant" means any Person to which Foothill has sold a participation interest in its rights under the Loan Documents.

         "PBGC" means the Pension Benefit Guaranty Corporation as defined in Title IV of ERISA, or any successor thereto.

         "Permitted Discretion", with respect to any determination by Foothill, means a determination made in good faith and in the exercise of reasonable (from the perspective of a secured asset-based lender) business judgment.

         "Permitted Holders" means, individually and collectively, BDI, Barden, Family Members of Barden, and Family Trusts of Barden.

         "Permitted Indebtedness" means:

                  (a) Indebtedness evidenced by this Agreement;

                  (b) Purchase Money Obligations in an aggregate principal amount outstanding, at any one time, not to exceed the product of (i) $2,500,000, times (ii) the number of Qualifying Casinos owned by the Company and its Restricted Subsidiaries;

                  (c) Indebtedness in respect of FF&E Financing in an aggregate amount outstanding, at any one time, not to exceed the sum of (i) $4,800,000 (such amount being the aggregate principal amount of Indebtedness in respect of FF&E Financing outstanding as of the Issue Date (as defined in the Indenture), as set forth on Schedule P-4), plus
         (ii) the sum of (A) $5,000,000, times (B) the number of Qualifying Casinos owned by the Company and its Restricted Subsidiaries;

                  (d) Indebtedness in respect of performance bonds, appeal bonds, surety bonds, insurance obligations or bonds, and other similar bonds and obligations incurred in the ordinary course of business;

                  (e) Hedging Obligations incurred to fix the interest rate on any variable rate Indebtedness otherwise permitted by this Agreement, provided, that the notional principal amount of each such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligations relates;

                  (f) Indebtedness set forth in Schedule P-1;

                  (g) Indebtedness of Borrower in an aggregate principal amount outstanding, at any one time, not to exceed $3,000,000;

                  (h) Indebtedness secured by Permitted Liens;

                  (i) BHR Attributed Debt;

                  (j) Indebtedness outstanding under the Notes in an aggregate principal amount not to exceed $130,000,000 at any one time outstanding;

                  (k) refinancings, renewals, or extensions of Indebtedness permitted under clauses (b)-(j) of this definition, or otherwise permitted under Section 7.1 (and continuance or renewal of any Permitted Liens associated therewith) so long as: (i) the terms and conditions of such refinancings, renewals, or extensions do not materially impair the prospects of repayment of the Obligations by Borrower, (ii) the net cash proceeds of such refinancings, renewals, or extensions do not result in an increase in the aggregate principal amount of the Indebtedness so refinanced, renewed, or extended, (iii) such refinancings, renewals, refundings, or extensions do not result in a shortening of the average weighted maturity of the Indebtedness so refinanced, renewed, or extended, and (iv) to the extent that Indebtedness that is refinanced was subordinated in right of payment to the Obligations, then the subordination terms and conditions of the refinancing Indebtedness must be at least as favorable to Foothill as those applicable to the refinanced Indebtedness.

         "Permitted Investments" means:

                  (a) Investments in Borrower or any Wholly Owned Subsidiary of Borrower;

                  (b) Investments in Cash Equivalents;

                  (c) Investments in a Person, if, as a result of such Investment, such Person (A) becomes a Wholly Owned Subsidiary of Borrower, or (B) is, subject to the terms and conditions of Section 7.3, merged, consolidated, or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Borrower or a Wholly Owned Subsidiary of Borrower;

                  (d) Hedging Obligations;

                  (e) Investments as a result of consideration received in connection with an Asset Sale made in compliance with Section 7.4.

                  (f) Investments existing as of the Effective Date and set forth on Schedule P-2 attached hereto;

                  (g) credit extensions to gaming customers in the ordinary course of business consistent with industry practices;

                  (h) Investments paid for solely with common Stock of Borrower;

                  (i) stock, obligations, or securities received in settlement of debts created in the ordinary course of business and owing to Borrower in satisfaction of judgments;

                  (j) loans or advances to employees of Borrower and its Subsidiaries made in the ordinary course of business in an aggregate amount not to exceed $500,000 at any one time outstanding;

                  (k) cash capital contributions, loans, or advances to the BHR Joint Venture that are used by the BHR Joint Venture to make capital expenditures in the ordinary course of business; provided, that (a) concurrently with any such contribution, loan, or advance all other members of the BHR Joint Venture make cash capital contributions, loans, or advances, as the case may be, on a pro rata basis, based on each member's ownership interest in the BHR Joint Venture, and (b) at the time of such contribution, loan, or advance, and after giving effect thereto, Borrower shall have unrestricted cash (it being understood that all cash Borrower is required to maintain on its premises pursuant to Applicable Gaming Laws shall be deemed to be restricted cash), cash equivalents, or Availability of not less than $1,000,000 in the aggregate;

                  (l) capital contributions to the BHR Joint Venture to pay for harbor improvements required by the Harbor Lease (or otherwise necessary for ordinary course operations of the Majestic Star Casino Vessel) and other improvements ancillary to such harbor improvements; provided, that at the time of such capital contribution, and after giving effect thereto, Borrower shall have unrestricted cash (it being understood that all cash Borrower is required to maintain on its premises pursuant to Applicable Gaming Laws shall be deemed to be restricted cash), cash equivalents, or Availability of not less than $1,000,000 in the aggregate; and

                  (m) Investments to satisfy Borrower's off-site development obligation under the Development Agreement, in an aggregate amount not to exceed the result of (i) $10,000,000, minus (ii) the aggregate amount paid by a Person other than Borrower in respect of such off-site development obligation.

         "Permitted Liens" means:

                  (a) Liens held by Foothill;

                  (b) Liens for unpaid taxes (other than Liens in favor of the United States Government) that either (i) are not overdue by more than 30 days or (ii) are the subject of

         Permitted Protests;

                  (c) Liens set forth on Schedule P3;

                  (d) (i) the interests of lessors under operating leases, and
         (ii) purchase money Liens or the interests of lessors under leases classified as capital leases under GAAP to the extent that such Liens or interests secure Purchase Money Obligations permitted under Section
         7.1 hereof and so long as such Liens (other than Permitted Vessel Liens) attach only to the asset purchased or acquired and the proceeds thereof and only secures the purchase price of the asset;

                  (e) Liens arising by operation of law in favor of warehousemen, landlords, carriers, mechanics, materialmen, laborers, or suppliers, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money, and which Liens either
         (i) are not overdue for a period of more than 30 days, or (ii) are the subject of Permitted Protests;

                  (f) Liens arising from pledges or deposits made in the ordinary course of business in connection with obtaining worker's compensation, unemployment insurance, or other types of social security legislation;

                  (g) Liens or deposits to secure performance of bids, tenders, trade, contracts (other than contracts for the payment of money), or leases (to the extent permitted under this Agreement), surety bonds, and other obligations of a like nature, in each case, incurred in the ordinary course of business of Borrower and not in connection with the borrowing of money;

                  (h) Liens of or resulting from any judgment or award for an amount and for a period not resulting in an Event of Default with respect thereto, so long as such judgment or award is being contested in good faith and is adequately bonded, and any appropriate legal proceedings that may have been duly initiated for the review of such judgment, decree, or order shall not have been finally and adversely terminated or the period within which such proceedings may be initiated shall not have expired;

                  (i) Liens with respect to the Real Property Collateral that are exceptions to the commitments for title insurance issued in connection with the Mortgages, as accepted by Foothill;

                  (j) with respect to any Real Property that is not part of the Real Property Collateral, easements, rights of way, zoning and similar covenants and restrictions, and similar encumbrances that customarily exist on properties of Persons engaged in similar activities and similarly situated and that in any event do not materially interfere with or impair the use or operation of the Collateral by Borrower or the value of Foothill's Lien thereon or therein, or materially interfere with the ordinary conduct of the business of Borrower;

                  (k) Liens in favor of the Indenture Trustee relative to the Senior Note Documents, so long as and to the extent such Liens remain the subject of the Intercreditor Agreement;

                  (l) with respect to any vessel included in the Collateral, certain maritime liens including liens crew's wages and salvage;

                  (m) Liens securing Purchase Money Obligations or Capital Lease Obligations, in each case, permitted to be incurred hereunder, and provided, that such Liens (other than Permitted Vessel Liens) do not attach to any assets other than the assets being acquired or developed;

                  (n) Liens that secure Acquired Debt, provided, that such Liens do not extend to or cover any property or assets other than those of the Person being acquired and were not put in place in anticipation of such acquisition;

                  (o) Liens securing Indebtedness refinanced pursuant to clause
         (k) of the definition of Permitted Indebtedness, incurred in compliance with the terms hereof to refinance Indebtedness secured by Permitted Liens, provided, that (i) such Liens do not extend to any property or assets other than such property or assets as were subject to Liens in respect of the Indebtedness being refinanced, (ii) if the Liens securing the Indebtedness being refinanced were subordinated to or pari passu with the Liens of Foothill or any intercompany loans, as applicable, such new Liens are subordinated to or pari passu with such Liens to the same extent, and any related subordination or intercreditor agreement is confirmed on terms reasonably satisfactory to Foothill; and (c) such Liens are no more adverse to the interests of Foothill than the Liens replaced or extended thereby; and

                  (p) Liens on the BHR Joint Venture's rights as lessor under leases (it being understood for the purposes of this clause, the Berthing Agreement is not a lease), which Liens are to secure Indebtedness of the BHR Joint Venture incurred solely to finance the development, acquisition, or construction of the assets subject to such leases.

         "Permitted Protest" means the right of Borrower to protest any Lien other than any such Lien that secures the Obligations, tax (other than payroll taxes or taxes that are the subject of a United States federal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on the books of Borrower in an amount that is established in accordance with GAAP, (b) any such protest is instituted and diligently prosecuted by Borrower in good faith, and (c) Foothill is satisfied that, while any such protest is pending, there will be no impairment of the enforceability, validity, or priority of any of the Liens of Foothill in and to the

Collateral.

         "Permitted Tax Distributions" in respect of Borrower and each Subsidiary that qualifies as a Flow Through Entity shall mean, with respect to any taxable year, the sum of:

                  (a) the product of (i) the excess of (A) all items of taxable income or gain (other than capital gain) allocated by Borrower to its Equity Holders for such year over (B) all items of taxable deduction or loss (other than capital loss) allocated to such Equity Holders by Borrower, for such year and (ii) the Applicable Income Tax Rate, plus

                  (b) the product of (i) the net capital gain (i.e., net long-term capital gain over net short-term capital loss), if any, allocated by Borrower to Equity Holders for such year and (ii) the Applicable Capital Gain Tax Rate, plus

                  (c) the product of (i) the net short-term capital gain (i.e., net short-term capital gain in excess of net long-term capital loss), if any, allocated by Borrower to Equity Holders for such year and (ii) the Applicable Income Tax Rate, minus

                  (d) the aggregate Tax Loss Benefit Amount for Borrower for such year;

                  provided, that in no event shall the Applicable Income Tax Rate or the Applicable Capital Gain Tax Rate exceed the greater of (1) the highest aggregate applicable effective marginal rate of Federal, state, and local income to which a corporation doing business in the State of New York would be subject in the relevant year of determination (as certified to the Trustee by a nationally recognized tax accounting firm) plus 5%; and (2) 60%. For purposes of calculating the amount of the Permitted Tax Distributions, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary of Borrower that is a Flow Through Entity shall be included in determining the taxable income, gain, deduction, or loss (including capital gain or loss) of Borrower.

         "Permitted Vessel Liens" means a Lien on the Majestic Star Casino Vessel that secures FF&E Financing; provided that (a) the FF&E Lender agrees (i) to release such Lien upon satisfaction of such FF&E Financing, (ii) to release such Lien upon payment (or promise of payment) to such FF&E Lender of that portion of the proceeds of the sale of the Majestic Star Casino Vessel attributable to the related FF&E and (iii) that such Lien is subordinate and inferior in every respect to the Liens of Foothill to the Majestic Star Ship Mortgage on the hull and other equipment constituting the Majestic Star Casino Vessel (other than the related FF&E) on terms and conditions satisfactory to Foothill, and (b) such Lien shall not have an adverse impact on Foothill.

         "Person" means and includes natural persons, corporations, limited liability companies, limited partnerships, general partnerships, limited liability partnerships, joint ventures, trusts, land trusts, business trusts, or other organizations, irrespective of whether they are legal entities, and governments and agencies and political subdivisions thereof.

         "Personal Property Collateral" means all Collateral other than the Real Property Collateral.

         "Plan" means any employee benefit plan, program, or arrangement maintained or contributed to by Borrower or with respect to which it may incur liability.

         "Pre-Opening Expenses" means all costs of start-up activities that are required to be expensed (and are not) capitalized in accordance with SOP 98-5.

         "Purchase Money Obligations" means, with respect to any Person, Indebtedness of such Person representing, or incurred to finance, the cost (a) of acquiring any assets, and (b) of construction or build-out of facilities (including Purchase Money Obligations of any other Person at the time such other Person is merged with or into or is otherwise acquired by Borrower), provided, that (i) the principal amount of such Indebtedness does not exceed 80% of such cost, including construction charges, (ii) any Lien securing such Indebtedness does not extend to or cover any other asset or property other than the asset or property being so acquired, and (iii) such Indebtedness is incurred, and any Liens with respect thereto are granted, within 180 days of the acquisition of such property or asset.

         "Qualifying Casino" means a Casino owned by Borrower or a Restricted Subsidiary of Borrower that contains at least 500 slot machines and at least 10,000 square feet of space dedicated to the operation of games of chance.

         "Real Property" means any estates or interests in real property now owned or hereafter acquired by Borrower.

         "Real Property Collateral" means the parcel or parcels of real property owned by Borrower and the related improvements thereto identified on Schedule R-1, and any Real Property hereafter acquired by Borrower.

         "Related Business" means (a) the gaming and hotel businesses conducted by Borrower as of the Closing Date and any and all businesses that in the good faith judgment of Borrower's Managers are materially related businesses or (b) a business necessary to satisfy Borrower's off-site development obligation under the Development Agreement.

         "Renewal Date" has the meaning set forth in Section 3.4.

         "Renewal Period" has the meaning set forth in Section 3.4.

         "Reportable Event" means any of the events described in Section 4043(c) of ERISA or the regulations thereunder other than a Reportable Event as to which the provision of 30 days notice to the PBGC is waived under applicable regulations.

         "Reserve Percentage" means, on any day, that percentage prescribed by the Board of Governors of the Federal Reserve System (or any successor Governmental Authority) for determining the reserve requirements (including any basic, supplemental, marginal, or emergency reserves) that is in effect on such date with respect to deposits of Dollars in a non-United States or an international banking office of a bank used to fund a LIBOR Rate Advance.

         "Restricted Subsidiary" means a Subsidiary of Borrower other than an Unrestricted Subsidiary.

         "Retiree Health Plan" means an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA that provides benefits to individuals after termination of their employment, other than as required by Section 601 of ERISA.

         "Return from Unrestricted Subsidiaries" means (a) 50% of any dividends or distributions received by Borrower or a Restricted Subsidiary from an Unrestricted Subsidiary, to the extent that such dividends or distributions were not otherwise included in Consolidated Net Income of Borrower, plus (b) to the extent not otherwise included in Consolidated Net Income of Borrower, an amount equal to the net reduction in Investments in Unrestricted Subsidiaries resulting from (i) repayments of the principal of loans or advances or other transfers of assets to Borrower or any Restricted Subsidiary from Unrestricted Subsidiaries or (ii) the sale or liquidation of any Unrestricted Subsidiaries, plus (c) to the extent that any Unrestricted Subsidiary is designated to be a Restricted Subsidiary, the fair market value of Borrower's Investment in such Unrestricted Subsidiary on the date of such designation.

         "Senior Note Documents" means, collectively, the Indenture, the Notes, and the Security Documents (as such term is defined in the Indenture)

         "Solvent" means, with respect to any Person on a particular date, that on such date (a) at fair valuations, all of the properties and assets of such Person are greater than the sum of the debts, including contingent liabilities, of such Person, (b) the present fair salable value of the properties and assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to realize upon its properties and assets and pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts beyond such Person's ability to pay as such debts mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's properties and assets would constitute unreasonably small capital after giving due consideration to the prevailing practices in the industry in which such Person is engaged. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in light of all the facts and circumstances existing at such time, represents the amount that reasonably can be expected to become an actual or matured liability.

         "Stock" means all shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in a corporation, limited liability company, or equivalent entity, whether voting or nonvoting, including common stock, preferred stock, or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act); provided, however, that Stock shall not include any debt security that is convertible into or exchangeable for Stock.

         "Subsidiary" means with respect to any Person, (a) a corporation, partnership, limited liability company, or other entity in which such Person directly or indirectly owns or controls more than 50% of the shares of Stock having ordinary voting power to elect the board of directors (or appoint other comparable managers) of such corporation, partnership, limited liability company, or other entity, and (b) any partnership in which such person or any of its Subsidiaries is a general partner.

         "Tax Loss Benefit Amount" means, with respect to any taxable year, the amount by which the Permitted Tax Distributions would be reduced were a net operating loss or net capital loss from a prior taxable year of Borrower ending subsequent to the Effective Date carried forward to such taxable year; provided, that for such purpose the amount of any such net operating loss or net capital loss shall be utilized only once and in each case shall be carried forward to the next succeeding taxable year until so utilized. For purposes of calculating the Tax Loss Benefit Amount, the proportionate part of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of any Subsidiary of Borrower that is a Flow Through Entity for a taxable year of such Subsidiary ending subsequent to the Effective Date shall be included in determining the amount of net operating loss or net capital loss of Borrower.

         "Trademark Security Agreement" means that certain Trademark Security Agreement, dated as of the date hereof, in form and substance reasonably satisfactory to Foothill, executed and delivered by Borrower and Foothill.

         "Unrestricted Subsidiary" means any Subsidiary of Borrower that, at or prior to the time of determination, shall have been designated by the Managers as an Unrestricted Subsidiary; provided, that such Subsidiary does not hold any Indebtedness or capital Stock of, or any Lien on any assets of, Borrower or any Restricted Subsidiary of Borrower. If, at any time, any Unrestricted Subsidiary of Borrower would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Agreement and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary as of such date. The Managers may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness is permitted under the Interest Coverage Ratio test set forth in Section 7.1 hereof calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period, and (ii) no Default or Event of Default would be in existence following such designation. The Company shall be deemed to make an Investment in each Subsidiary designated as an Unrestricted Subsidiary immediately following such designation in an amount equal to the Investment in such Subsidiary and its subsidiaries immediately prior to such designation. Any such designation by the Managers shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Managers giving effect to such designation and a certificate from an officer of Borrower certifying that such designation complies with the foregoing conditions and is permitted by Section 7.1 hereof.

         "Upper Tier Equity Holder" means, in the case of any Flow Through Entity, the Equity Holder of which is, in turn, another Flow Through Entity, the Person that is ultimately subject to tax on a net income basis on the items of taxable income, gain, deduction, and loss of such Flow Through Entity.

         "Voidable Transfer" has the meaning set forth in Section 15.8.

         "Wholly Owned Subsidiary" means, with respect to any Person, a Subsidiary of such Person all the capital Stock of which (other than directors' qualifying shares) is owned directly or indirectly by such Person; provided, that (i) with respect to Borrower, Wholly Owned Subsidiary shall exclude Unrestricted Subsidiaries, (ii) with respect to Borrower, the BHR Joint Venture shall be a Wholly Owned Subsidiary of Borrower so long as Borrower owns 90% or more of the outstanding Stock of the BHR Joint Venture, and the BHR Joint Venture is a Restricted Subsidiary.

         "Year 2000 Compliant" means, with regard to any Person, that all software in goods produced or sold by, or utilized by and material to the business operations or financial condition of, such Person are able to interpret and manipulate data on and involving all calendar dates correctly and without causing any abnormal ending scenario, including in relation to dates on and after the year 2000.

         1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. When used herein, the term "financial statements" shall include the notes and schedules thereto. Whenever the term "Borrower" is used in respect of a financial covenant or a related definition, it shall be understood to mean Borrower on a consolidated basis unless the context clearly requires otherwise.

         1.3 CODE. Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein.

         1.4 INDENTURE. Any terms defined in the Indenture that are incorporated herein by reference shall be construed and defined as set forth in the Indenture as in effect on the Effective Date (as amended, supplemented, or otherwise modified from time to time with Foothill's consent).

         1.5 CONSTRUCTION. Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term "including" is not limiting, and the term "or" has, except where otherwise indicated, the inclusive meaning represented by the phrase "and/or." The words "hereof," "herein," "hereby," "hereunder," and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. An Event of Default shall "continue" or be "continuing" until such Event of Default has been waived in writing by Foothill. Section, subsection, clause, schedule, and exhibit references are to this Agreement unless otherwise specified. Any reference in this Agreement or in the Loan Documents to this Agreement or any of the Loan Documents shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, and supplements, thereto and thereof, as applicable.

         1.6 SCHEDULES AND EXHIBITS. All of the schedules and exhibits attached to this Agreement shall be deemed incorporated herein by reference.

2.       LOAN AND TERMS OF PAYMENT.

         2.1      REVOLVING ADVANCES.

                  (a) Subject to the terms and conditions of this Agreement, Foothill agrees to make advances ("Advances") to Borrower in an amount outstanding not to exceed at any one time the lesser of (i) the result of (A) the Maximum Amount, minus (B) the BHR Attributed Debt, if any, minus (C) the Indenture Reserve, or (ii) the Borrowing Base. For purposes of this Agreement, "Borrowing Base", as of any date of determination, shall mean the result of

                  (y) the product of (i) Borrower's EBITDA for the 12 month period ending as of the last day of the month immediately preceding such date of determination, times (ii) (A) from the Effective Date to, but not including, the first anniversary of the Effective Date, 150%,
         (B) from the first anniversary of the Effective Date to, but not including, the second anniversary of the Effective Date, 125%, and (C) from the second anniversary of the Effective Date and thereafter, 100%; minus

                  (z) the aggregate amount of reserves, if any, established by Foothill under Section 2.1(b).

                  (b) Anything to the contrary in this Section 2.1 notwithstanding, Foothill shall have the right to establish reserves in such amounts, and with respect to such matters as Foothill in its Permitted Discretion shall deem necessary or appropriate, against the Borrowing Base, including reserves with respect to (i) sums that the Borrower is required to pay (such as taxes, assessments, insurance premiums, or, in the case of leased assets, rents or other amounts payable under such leases) and have failed to pay under any Section of this Agreement or any other Loan Document, and (ii) amounts owing by Borrower to the extent secured by a Lien (other than any existing Permitted Lien set forth on Schedule P-3 that specifically is identified thereon as entitled to have priority over Foothill's Liens) on, or trust over, any of the Collateral, which Lien or trust, in the Permitted Discretion of Foothill, would be likely to have a priority superior to the Liens of Foothill (such as landlord liens, ad valorem taxes, property taxes, or sales taxes where given priority under applicable law) in and to such item of the Collateral.

                  (c) [Intentionally Omitted].

                  (d) Amounts borrowed pursuant to this Section 2.1 may be repaid and, subject to the terms and conditions of this Agreement, reborrowed at any time during the term of this Agreement.

         2.2      [INTENTIONALLY OMITTED].

         2.3      [INTENTIONALLY OMITTED].

         2.4      [INTENTIONALLY OMITTED].

         2.5 OVERADVANCES. If, at any time or for any reason, the amount of Obligations owed by Borrower to Foothill pursuant to Section 2.1 is greater than either the Dollar or percentage limitations set forth in Section 2.1 (an "Overadvance"), Borrower immediately shall pay to Foothill, in cash, the amount of such excess to be used by Foothill to repay Advances outstanding under
Section 2.1.

         2.6      INTEREST:  RATES, PAYMENTS, AND CALCULATIONS.

                  (a) Interest Rate. Except as provided in clause (c) below, all Obligations shall bear interest as follows (i) if a LIBOR Rate Advance, at a per annum rate of 3.75 percentage points above the LIBOR Rate, and (ii) otherwise at a per annum rate of 1.50 percentage points above the Base Rate.

                  (b) [Intentionally Omitted].

                  (c) Default Rate. Upon the occurrence and during the continuation of an Event of Default, all Obligations shall bear interest at a per annum rate equal to 3.0 percentage points above the rate otherwise applicable thereto.

                  (d) Minimum Interest. In no event shall the rate of interest chargeable hereunder for any day be less than 8.50% per annum. To the extent that interest accrued hereunder at the rate set forth herein would be less than the foregoing minimum daily rate, the interest rate chargeable hereunder for such day automatically shall be deemed increased to the minimum rate.

                  (e) Payments. Interest payable hereunder shall be due and payable, in arrears, on the first day of each month during the term hereof. Borrower hereby authorizes Foothill, at its option, without prior notice to Borrower, to charge such interest, all Foothill Expenses (as and when incurred), the fees and charges provided for in Section 2.11 (as and when accrued or incurred), and all installments or other payments due under any Loan Document to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances hereunder. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances hereunder.

                  (f) Computation. In the event the Base Rate is changed from time to time hereafter, the applicable rate of interest hereunder automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate. All interest and fees chargeable under the Loan Documents shall be computed on the basis of a 360 day year for the actual number of days elapsed.

                  (g) Intent to Limit Charges to Maximum Lawful Rate. In no event shall the interest rate or rates payable under this Agreement, plus any other amounts paid in connection herewith, exceed the highest rate permissible under any law that a court of competent jurisdiction shall, in a final determination, deem applicable. Borrower and Foothill, in executing and delivering this Agreement, intend legally to agree upon the rate or rates of interest and manner of payment stated within it; provided, however, that, anything contained herein to the contrary notwithstanding, if said rate or rates of interest or manner of payment exceeds the maximum allowable under applicable law, then, ipso facto as of the date of this Agreement, Borrower is and shall be liable only for the payment of such maximum as allowed by law, and payment received from Borrower in excess of such legal maximum, whenever received, shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

         2.7      [INTENTIONALLY OMITTED].

         2.8 CREDITING PAYMENTS; APPLICATION OF COLLECTIONS. The receipt of any Collections by Foothill immediately shall be applied provisionally to reduce the Obligations outstanding under Section 2.1, but shall not be considered a payment on account unless such Collection item is a wire transfer of immediately available federal funds and is made to an account maintained by Foothill with a depositary selected by Foothill (the "Foothill Account") or unless and until such Collection item is honored when presented for payment. Should any Collection item not be honored when presented for payment, then Borrower shall be deemed not to have made such payment, and interest shall be recalculated accordingly. Anything to the contrary contained herein notwithstanding, any Collection item shall be deemed received by Foothill only if it is received into the Foothill Account on a Business Day on or before 11:00 a.m. California time. If any Collection item is received into the Foothill Account on a nonBusiness Day or after 11:00 a.m. California time on a Business Day, it shall be deemed to have been received by Foothill as of the opening of business on the immediately following Business Day.

         2.9 DESIGNATED ACCOUNT. Foothill is authorized to make the Advances under this Agreement based upon telephonic or other instructions received from anyone purporting to be an Authorized Person, or without instructions if pursuant to Section 2.6(e). Borrower agrees to establish and maintain the Designated Account with the Designated Account Bank for the purpose of receiving the proceeds of the Advances requested by Borrower and made by Foothill hereunder. Unless otherwise agreed by Foothill and Borrower, any Advance requested by Borrower and made by Foothill hereunder shall be made to the Designated Account.

         2.10 MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS. Foothill shall maintain an account on its books in the name of Borrower (the "Loan Account") on which Borrower will be charged with all Advances made by Foothill to Borrower or for Borrower's account, including, accrued interest, Foothill Expenses, and any other payment Obligations of Borrower. In accordance with Section 2.8, the Loan Account will be credited with all payments received by Foothill from Borrower or for Borrower's account, including all amounts received in the Foothill Account. Foothill shall render statements regarding the Loan Account to Borrower, including principal, interest, fees, and including an itemization of all charges and expenses constituting Foothill Expenses owing, and such statements shall be conclusively presumed to be correct and accurate and constitute an account stated between Borrower and Foothill unless, within 30 days after receipt thereof by Borrower, Borrower shall deliver to Foothill written objection thereto describing the error or errors contained in any such statements.

         2.11     FEES.  Borrower shall pay to Foothill the following fees:

                  (a) Closing Fee. On September 3, 1999, a closing fee of $200,000;

                  (b) Unused Line Fee. On the first day of each calendar quarter during the term of this Agreement and on the termination date of this Agreement (whether by its terms or acceleration), an unused line fee in an amount equal to 0.50% per annum times the Average Unused Portion of the Maximum Amount for the immediately preceding calendar quarter or portion thereof, such unused line fee to payable for the period commencing on the Effective Date and continuing thereafter until the termination date of this Agreement;

                  (c) Annual Facility Fee. On each anniversary of the Effective Date, an annual facility fee in an amount equal to $50,000;

                  (d) Financial Examination Fees. (i) Foothill's customary fee of $650 per day per examiner (each such day for each such examiner, an "Examiner-Day"), plus outofpocket expenses for each financial analysis and examination (i.e., audits) of Borrower performed by personnel employed by Foothill, provided, however, that, so long as no Event of Default has occurred or is continuing, Borrower shall not be obligated to pay such fees, expenses, and charges for more than 5 Examiner-Days during any 12 month period; and (ii) the charges paid or incurred by Foothill if Foothill elects to employ the services of one or more third Persons to appraise the Collateral; provided, however, that so long as no Event of Default has occurred or is continuing, Borrower shall have no obligation to reimburse Foothill for more than 1 appraisal of the Collateral in any 12 month period, and the reimbursement amount for each such appraisal shall not exceed $15,000.

         2.12     LIBOR OPTION.

                  (a) INTEREST AND INTEREST PAYMENT DATES. In lieu of having interest charged at the rate based upon the Base Rate, Borrower shall have the option (the "LIBOR Option") to have interest on a portion of the Advances be charged at the LIBOR Rate. Interest on LIBOR Rate Advances shall be payable on the last day of each month and on the last day of each Interest Period applicable thereto. On the last day of each applicable Interest Period, unless Borrower has properly exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Advances automatically shall convert to the rate of interest then applicable to non-LIBOR Rate Advances under Section
2.6 hereof. At any time that an Event of Default has occurred and is continuing, Lender shall have the right to convert the interest rate on all outstanding LIBOR Rate Advances to the rate then applicable to non-LIBOR Rate Advances under
Section 2.6 hereof.

                  (b) LIBOR ELECTION.

                      (i) Borrower may, at any time and from time to time, so
                  long as no Event of Default has occurred and is continuing, elect to exercise the LIBOR Option by notifying Lender prior to 11:00 a.m. (California time) at least 3 Business Days prior to the commencement of the proposed Interest Period (the "LIBOR Deadline"). Notice of Borrower's election of the LIBOR Option for a permitted portion of the Advances and an Interest Period pursuant to this Section shall be made by delivery to Lender of a LIBOR Notice received by Lender before the LIBOR Deadline, or by telephonic notice received by Lender before the LIBOR Deadline (to be confirmed by delivery to Lender of a LIBOR Notice received by Lender prior to 5:00 _p.m. (California time) on the same day; provided, however, that Borrower's failure to deliver such confirming LIBOR Notice shall not affect the applicability of such rate if Borrower's election is implemented by Lender.

                      (ii) Each LIBOR Notice shall be irrevocable and binding on
                  Borrower. In connection with each LIBOR Rate Advance, Borrower shall indemnify, defend, and hold Lender harmless against any loss, cost, or expense incurred by Lender as a result of any failure to fulfill, on or before the date specified in the LIBOR Notice, the applicable conditions set forth herein or the termination, prior to the end of the applicable Interest Period, of the applicability of interest at the LIBOR Rate, as provided hereunder, including any loss (including loss of anticipated profits), cost, or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired or committed to be acquired by Lender or its participants to fund the requested LIBOR Rate Advances that, as a result of such failure, are not so employed on such date (such losses, costs, and expenses, collectively, "Funding Losses").

                      (iii) Borrower shall have not more than 5 Interest Periods in effect at any given time. Borrower only may exercise the LIBOR Option for LIBOR Rate Advances of at least $1,000,000 and integral multiples of $500,000 in excess thereof.

                  (c) PREPAYMENTS. Borrower may prepay LIBOR Rate Advances at any time; provided, however, that in the event that Advances are prepaid on any date that is not the last day of the Interest Period applicable thereto, including as a result of any automatic prepayment through the required application by Lender of proceeds of Collections or for any other reason, including early termination of the term of this Agreement or acceleration of the Obligations pursuant to the terms hereof, Borrower shall indemnify, defend, and hold Lender and its participants harmless against any and all Funding Losses that arise in connection with such prepayment.

                  (d) SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                      (i) The LIBOR Rate may be adjusted by Lender on a
                  prospective basis to take into account any additional or increased costs to Lender of maintaining or obtaining any eurodollar deposits or increased costs due to changes in applicable law occurring subsequent to the commencement of the then applicable Interest Period, including but not limited to changes in tax laws (except changes of general applicability in corporate income tax laws) and changes in the reserve requirements imposed by the Board of Governors of the Federal Reserve System (or any successor), excluding the Reserve Percentage, which additional or increased costs would increase the cost of funding loans bearing interest at the LIBOR Rate. Lender shall give Borrower notice of such a determination and adjustment and Borrower may, by notice to Lender (y) require Lender to furnish to Borrower a statement setting forth the basis for adjusting such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Advances with respect to which such adjustment is made, which repayment shall not be subject to any breakage fees.

                      (ii) In the event that any change in market conditions or
                  any law, regulation, treaty, or directive, or any change therein or in the interpretation of application thereof, shall at any time after the date hereof, in the reasonable opinion of Lender, make it unlawful or impractical for Lender to fund or maintain LIBOR Advances or to continue such funding or maintaining, or to determine or charge interest rates at the LIBOR Rate, Lender shall give notice of such changed circumstances to the Borrower and (y) in the case of any LIBOR Rate Advances that are outstanding, the date specified in Lender's notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Advances, and interest upon the LIBOR Advances then outstanding shall thereafter accrue as provided in Section 1.3 hereof, and (z) Borrower shall not be entitled to elect the LIBOR Option until Lender determines that it would no longer be unlawful or impractical to do so.

                  (e) NO REQUIREMENT OF MATCHED FUNDING. Anything to the contrary contained herein notwithstanding, neither Lender nor any participant is required actually to acquire eurodollar deposits to fund or otherwise match fund any Advances as to which interest accrues at the LIBOR Rate. The provisions of this Section shall apply as if Lender or its participants had match funded any Advances as to which interest is accruing at the LIBOR Rate by acquiring eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Advances.

3.       CONDITIONS; TERM OF AGREEMENT.

         3.1      CONDITIONS PRECEDENT TO THE INITIAL ADVANCE.

         The obligation of Foothill to make the initial Advance is subject to the fulfillment, to the satisfaction of Foothill and its counsel, of each of the following conditions on or before the Effective Date (except as expressly set forth below):

                  (a) the Effective Date shall have occurred on or before the Closing Date and the Closing Date shall occur on or before September 30, 1999;

                  (b) Foothill shall have received searches reflecting the filing of its financing statements and fixture filings;

                  (c) Foothill shall have received each of the following documents, duly executed, and each such document shall be in full force and effect:

                      (i)      the Disbursement Letter;

                      (ii)     [intentionally omitted];

                      (iii)    the Majestic Star Ship Mortgage;

                      (iv) the Borrower Stock Pledge Agreement, together with the original certificates of Stock that are the subject of the Liens created thereunder as well as stock powers executed in blank with respect thereto;

                      (v)      the Trademark Security Agreement;

                      (vi)     the Guaranty;

                      (vii)    the Guarantor Security Agreement;

                      (viii)   the Member Stock Pledge Agreement; and

                      (ix)     the Intercreditor Agreement;

                  (d) Foothill shall have received a certificate from the Secretary of Borrower attesting to the resolutions of Borrower's Manager authorizing its execution, delivery, and performance of this Agreement and the other Loan Documents to which Borrower is a party and authorizing specific officers of Borrower to execute the same;

                  (e) Foothill shall have received copies of Borrower's Governing Documents, as amended, modified, or supplemented to the Effective Date, certified by the Secretary of Borrower;

                  (f) Foothill shall have received a certificate of status with respect to Borrower, dated within 10 days of the Effective Date, such certificate to be issued by the appropriate officer of the jurisdiction of organization of Borrower, which certificate shall indicate that Borrower is in good standing in such jurisdiction;

                  (g) Foothill shall have received certificates of status with respect to Borrower, each dated within 15 days of the Effective Date, such certificates to be issued by the appropriate officer of the jurisdictions in which its failure to be duly qualified or licensed would constitute a Material Adverse Change, which certificates shall indicate that Borrower is in good standing in such jurisdictions;

                  (h) Foothill shall have received a certificate of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel;

                  (i) Foothill shall have received duly executed certificates of title with respect to that portion of the Collateral that is subject to certificates of title;

                  (j) [intentionally omitted];

                  (k) Foothill shall have received an opinion of Borrower's counsel in form and substance satisfactory to Foothill in its sole discretion, such opinion to include, without limitation, an opinion as to the due issuance and valid existence of Borrower's Gaming Licenses;

                  (l) Foothill shall have received appraisals of the Real Property Collateral, the Equipment and Borrower's Casino operations, in each case satisfactory to Foothill, and (ii) mortgagee title insurance policies (or marked commitments to issue the same) for the Real Property Collateral issued by a title insurance company satisfactory to Foothill (each a "Mortgage Policy" and, collectively, the "Mortgage Policies") in amounts satisfactory to Foothill assuring Foothill that the Mortgages on such Real Property Collateral are valid and enforceable first priority mortgage Liens on such Real Property Collateral free and clear of all defects and encumbrances except Permitted Liens, and the Mortgage Policies shall otherwise be in form and substance reasonably satisfactory to Foothill;

                  (m) [Intentionally omitted];

                  (n) Foothill shall have received satisfactory evidence that all tax returns required to be filed by Borrower have been timely filed and all taxes upon Borrower or its properties, assets, income, and franchises (including real property taxes and payroll taxes) have been paid prior to delinquency, except such taxes that are the subject of a Permitted Protest;

                  (o) Foothill shall have received copies of each of the following agreements, in each case, certified by the Secretary of Borrower as being true, correct, and complete as of the Effective Date, and the same shall have been reviewed by Foothill and its counsel and the results of such review shall be satisfactory to Foothill in its sole discretion:

                      (i)      the Senior Note Documents;

                      (ii)     the BHR Operating Agreement;

                      (iii)    the Berthing Agreement;

                      (iv)     [intentionally omitted];

                      (v)      the Harbor Lease;

                      (vi)     the Harbor Lease Assignment;

                      (vii)    the Development Agreement; and

                      (viii)   the Management Agreement;

                  (p) Foothill shall have received evidence, satisfactory to Foothill and its counsel that Borrower has made all necessary registrations with, obtained all necessary consent or approvals of, given all necessary notices to, and taken all other necessary actions required by, each applicable Gaming Authority (including, without limitation, the Indiana Gaming Commission) relative to the execution, delivery, and performance of the Loan Documents by

Borrower;

                  (q) Foothill shall have received background checks on Barden and Michael Kelly, and the results of such background checks shall be satisfactory to Foothill in its sole discretion;

                  (r) Foothill shall have received evidence, satisfactory to Foothill in its sole discretion, that, as of the Effective Date, Borrower is in compliance with the Development Agreement;

                  (s) The Majestic Star Ship Mortgage shall have been recorded in the applicable filing office of the United States Coast Guard and such other governmental agency as shall be necessary, and Foothill shall have received confirmation, satisfactory to Foothill, of such recordation;

                  (t) Borrower shall have Excess Availability, as of the Effective Date, after giving effect to the initial Advances of not less than $5,000,000; and

                  (u) all other documents and legal matters in connection with the transactions contemplated by this Agreement shall have been delivered, executed, or recorded and shall be in form and substance satisfactory to Foothill and its counsel.

         3.2      CONDITIONS PRECEDENT TO ALL ADVANCES.

         The following shall be conditions precedent to all Advances hereunder:

                  (a) the representations and warranties contained in this Agreement and the other Loan Documents shall be true and correct in all respects on and as of the date of such extension of credit, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date);

                  (b) no Default or Event of Default shall have occurred and be continuing on the date of such extension of credit, nor shall either result from the making thereof, and

                  (c) no injunction, writ, restraining order, or other order of any nature prohibiting, directly or indirectly, the extending of such credit shall have been issued and remain in force by any governmental authority against Borrower, Foothill, or any of their Affiliates.

         3.3 CONDITION SUBSEQUENT. As a condition subsequent to initial closing hereunder, Borrower shall perform or cause to be performed the following (the failure by Borrower to so perform or cause to be performed constituting an Event of Default):

                  (a) within 30 days of the Effective Date, deliver to Foothill the certified copies of the policies of insurance, together with the endorsements thereto, as are required by Section 6.10, the form and substance of which shall be satisfactory to Foothill and its counsel.

         3.4 TERM; AUTOMATIC RENEWAL. This Agreement shall become effective upon the execution and delivery hereof by Borrower and Foothill and shall continue in full force and effect for a term ending on the date (the "Renewal Date") that is 4 years from the Effective Date and automatically shall be renewed for successive 1 year periods (each a "Renewal Period") thereafter, unless sooner terminated pursuant to the terms hereof. The foregoing to the contrary notwithstanding, Borrower may terminate this Agreement effective on the Renewal Date or on any 1 year anniversary of the Renewal Date by giving Foothill at least 45 days prior written notice, and (b) Foothill may terminate this Agreement (i) immediately and without notice upon the occurrence and during the continuation of an Event of Default, and (ii) effective on the Renewal Date or on any 1 year anniversary of the Renewal Date by giving Borrower at least 120 days prior written notice; provided, however, that if Foothill gives Borrower written notice less than 120 days and at least 45 days prior to the Renewal Date or any 1 year anniversary of the Renewal Date, then Foothill may terminate this Agreement effective on a date that is not less than 120 days after the date such written notice is given to Borrower, nor more than 75 days after the Renewal Date or such 1 year anniversary of the Renewal Date, as applicable.

         3.5 EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations immediately shall become due and payable without notice or demand. No termination of this Agreement, however, shall relieve or discharge Borrower of Borrower's duties, Obligations, or covenants hereunder, and Foothill's continuing security interests in the Collateral shall remain in effect until all Obligations have been fully and finally discharged and Foothill's obligation to provide additional credit hereunder is terminated. If Borrower has sent a notice of termination pursuant to the provisions of Section 3.4, but fails to pay the Obligations in full on the date set forth in said notice, then Foothill may, but shall not be required to, renew this Agreement for an additional term of 1 year.

         3.6 EARLY TERMINATION BY BORROWER. The provisions of Section 3.4 that allow termination of this Agreement by Borrower only on the Renewal Date and certain anniversaries thereof notwithstanding, Borrower has the option, at any time upon 90 days prior written notice to Foothill, to terminate this Agreement by paying to Foothill, in cash, the Obligations, in full, together with the Applicable Early Termination Premium. The Applicable Early Termination Premium provided for in this Section 3.6 shall be deemed included in the Obligations.

         3.7 TERMINATION UPON EVENT OF DEFAULT. If Foothill terminates this Agreement upon the occurrence of an Event of Default, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of Foothill's lost profits as a result thereof, Borrower shall pay to Foothill upon the effective date of such termination, a premium in an amount equal to the Applicable Early Termination Premium. The Applicable Early Termination Premium shall be presumed to be the amount of damages sustained by Foothill as the result of the early termination and Borrower agrees that it is reasonable under the circumstances currently existing. The Applicable Early Termination Premium provided for in this Section 3.7 shall be deemed included in the Obligations.

4.       CREATION OF SECURITY INTEREST.

         4.1 GRANT OF SECURITY INTEREST. Borrower hereby grants to Foothill a continuing security interest in all currently existing and hereafter acquired or arising Personal Property Collateral in order to secure prompt repayment of any and all Obligations and in order to secure prompt performance by Borrower of each of its covenants and duties under the Loan Documents. Foothill's security interests in the Personal Property Collateral shall attach to all Personal Property Collateral without further act on the part of Foothill or Borrower. Anything contained in this Agreement or any other Loan Document to the contrary notwithstanding, except for the sale of Inventory to buyers in the ordinary course of business and Asset Sales permitted under Section 7.4, Borrower has no authority, express or implied, to dispose of any item or portion of the Personal Property Collateral or the Real Property Collateral.

         4.2 NEGOTIABLE COLLATERAL. In the event that any Collateral, including proceeds, is evidenced by or consists of Negotiable Collateral, Borrower, immediately upon the request of Foothill, shall endorse and deliver physical possession of such Negotiable Collateral to Foothill.

         4.3 COLLECTION OF ACCOUNTS, GENERAL INTANGIBLES, AND NEGOTIABLE COLLATERAL.

         At any time after an Event of Default has occurred, Foothill or Foothill's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Foothill or that Foothill has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account. Borrower agrees that it will hold in trust for Foothill, as Foothill's trustee, any Collections that it receives and immediately will deliver said Collections to Foothill in their original form as received by Borrower.

         4.4 DELIVERY OF ADDITIONAL DOCUMENTATION REQUIRED. At any time upon the request of Foothill, Borrower shall, and shall cause the Restricted Subsidiaries to, execute and deliver to Foothill all financing statements, continuation financing statements, fixture filings, security agreements, pledges, assignments, endorsements of certificates of title, applications for title, affidavits, reports, notices, schedules of accounts, letters of authority, and all other documents that Foothill reasonably may request, in form satisfactory to Foothill, to perfect and continue perfected Foothill's security interests in the Collateral, and in order to fully consummate all of the transactions contemplated hereby and under the other the Loan Documents.

         4.5 POWER OF ATTORNEY. Borrower hereby irrevocably makes, constitutes, and appoints Foothill (and any of Foothill's officers, employees, or agents designated by Foothill) as Borrower's true and lawful attorney, with power to (a) if Borrower refuses to, or fails timely to execute and deliver any of the documents described in Section 4.4, sign the name of Borrower on any of the documents described in Section 4.4, (b) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, sign Borrower's name on any invoice or bill of lading relating to any Account, drafts against Account Debtors, schedules and assignments of Accounts, verifications of Accounts, and notices to Account Debtors, (c) after an Event of Default has occurred, send requests for verification of Accounts, (d) endorse Borrower's name on any Collection item that may come into Foothill's possession,
(e) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, notify the post office authorities to change the address for delivery of Borrower's mail to an address designated by Foothill, to receive and open all mail addressed to Borrower, and to retain all mail relating to the Collateral and forward all other mail to Borrower, (f) at any time that an Event of Default has occurred and is continuing, make, settle, and adjust all claims under Borrower's policies of insurance and make all determinations and decisions with respect to such policies of insurance, and (g) at any time that an Event of Default has occurred and is continuing or Foothill deems itself insecure, settle and adjust disputes and claims respecting the Accounts directly with Account Debtors, for amounts and upon terms that Foothill determines to be reasonable, and Foothill may cause to be executed and delivered any documents and releases that Foothill determines to be necessary. The appointment of Foothill as Borrower's attorney, and each and every one of Foothill's rights and powers, being coupled with an interest, is irrevocable until all of the Obligations have been fully and finally repaid and performed and Foothill's obligation to extend credit hereunder is terminated.

         4.6 RIGHT TO INSPECT. Foothill (through any of its officers, employees, or agents) shall have the right, from time to time hereafter to inspect Borrower's Books and to check, test, and appraise the Collateral in order to verify Borrower's financial condition or the amount, quality, value, condition of, or any other matter relating to, the Collateral.

5.       REPRESENTATIONS AND WARRANTIES.

         In order to induce Foothill to enter into this Agreement, Borrower makes the following representations and warranties which shall be true, correct, and complete in all respects as of the date hereof, and shall be true, correct, and complete in all respects as of the Effective Date, as of the Closing Date, and at and as of the date of the making of each Advance made thereafter, as though made on and as of the date of such Advance (except to the extent that such representations and warranties relate solely to an earlier date) and such representations and warranties shall survive the execution and delivery of this
Agreement:

         5.1 NO ENCUMBRANCES. Borrower has good and indefeasible title to the Collateral, free and clear of Liens except for Permitted Liens.

         5.2 MEMBERSHIP INTERESTS. Certificates evidencing membership interests in Borrower have not been authorized or issued.

         5.3      [INTENTIONALLY OMITTED].

         5.4 EQUIPMENT. All of the Equipment is used or held for use in Borrower's business and is fit for such purposes.

         5.5 LOCATION OF INVENTORY AND EQUIPMENT. The Inventory and Equipment are not stored with a bailee, warehouseman, or similar party (without Foothill's prior written consent) and are located only at the locations identified on Schedule 6.12 or otherwise permitted by Section 6.12.

         5.6 INVENTORY RECORDS. Borrower keeps correct and accurate records itemizing and describing the kind, type, quality, and quantity of the Inventory, and Borrower's cost therefor.

         5.7 LOCATION OF CHIEF EXECUTIVE OFFICE; FEIN. The chief executive office of Borrower is located at the address indicated in the preamble to this Agreement and Borrower's FEIN is 43-1664986.

         5.8      DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

                  (a) Borrower is duly organized and existing and in good standing under the laws of the jurisdiction of its incorporation and qualified and licensed to do business in, and in good standing in, any state where the failure to be so licensed or qualified reasonably could be expected to have a Material Adverse Change.

                  (b) Set forth on Schedule 5.8, is a complete and accurate list of Borrower's direct and indirect Subsidiaries, showing: (i) the jurisdiction of their incorporation; (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries; and (iii) the number and the percentage of the outstanding shares of each such class owned directly or indirectly by Borrower. All of the outstanding Stock of each such Subsidiary has been validly issued and is fully paid and nonassessable.

                  (c) Except as set forth on Schedule 5.8, no Stock (or any securities, instruments, warrants, options, purchase rights, conversion or exchange rights, calls, commitments or claims of any character convertible into or exercisable for Stock) of any direct or indirect Subsidiary of Borrower is subject to the issuance of any security, instrument, warrant, option, purchase right, conversion or exchange right, or call.

         5.9      DUE AUTHORIZATION; NO CONFLICT.

                  (a) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action.

                  (b) The execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which it is a party do not and will not (i) violate any provision of federal, state, or local law or regulation (including Regulations T, U, and X of the Federal Reserve Board) applicable to Borrower, the Governing Documents of Borrower, or any order, judgment, or decree of any court or other Governmental Authority binding on Borrower, (ii) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under any material contractual obligation or material lease of Borrower, (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of Borrower, other than Permitted Liens, or (iv) other than the approval and consent of the Indiana Gaming Commission, which approval and consent has been obtained prior to the Closing Date, require any approval of stockholders or any approval or consent of any Person under any material contractual obligation of Borrower.

                  (c) Other than the filing of appropriate financing statements, fixture filings, and mortgages, and the approval and consent of the Indiana Gaming Commission, which approval and consent has been obtained prior to the Closing Date, the execution, delivery, and performance by Borrower of this Agreement and the Loan Documents to which Borrower is a party do not and will not require any registration with, consent, or approval of, or notice to, or other action with or by, any federal, state, foreign, or other Governmental Authority or other Person.

                  (d) This Agreement and the Loan Documents to which Borrower is a party, and all other documents contemplated hereby and thereby, when executed and delivered by Borrower will be the legally valid and binding obligations of Borrower, enforceable against Borrower in accordance with their respective terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors' rights generally.

                  (e) The Liens granted by Borrower to Foothill in and to its properties and assets pursuant to this Agreement and the other Loan Documents are validly created, perfected, and have the priority set forth in the Intercreditor Agreement, subject only to Permitted Liens.

         5.10 LITIGATION. There are no actions or proceedings pending by or against Borrower or any Subsidiary of Borrower before any court or administrative agency and Borrower does not have knowledge or belief of any pending, threatened, or imminent litigation, governmental investigations, or claims, complaints, actions, or prosecutions involving Borrower or any Guarantor of the Obligations, except for: (a) ongoing collection matters in which Borrower or such Subsidiary is the plaintiff; (b) matters disclosed on Schedule 5.10; and
(c) matters arising after the date hereof that, if decided adversely to Borrower or such Subsidiary, reasonably could not be expected to result in a Material Adverse Change.

         5.11 NO MATERIAL ADVERSE CHANGE. All financial statements relating to Borrower or any Guarantor of the Obligations that have been delivered by Borrower to Foothill have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to year end audit adjustments) and fairly present Borrower's (or such Guarantor's, as applicable) financial condition as of the date thereof and Borrower's results of operations for the period then ended. There has not been a Material Adverse Change with respect to Borrower (or such Guarantor, as applicable) since the date of the latest financial statements submitted to Foothill on or before the Effective Date.

         5.12 SOLVENCY. Borrower and each of its Restricted Subsidiaries, other than Capital Corp., is Solvent. No transfer of property is being made by Borrower or any of its Subsidiaries and no obligation is being incurred by Borrower or any of its Subsidiaries in connection with the transactions contemplated by this Agreement or the other Loan Documents with the intent to hinder, delay, or defraud either present or future creditors of Borrower or any of its Subsidiaries. Employee Benefits.

         5.13 EMPLOYEE BENEFITS. None of Borrower, any of its Subsidiaries, or any of their ERISA Affiliates maintains or contributes to any Benefit Plan, other than those listed on Schedule 5.13. Borrower, each of its Subsidiaries and each ERISA Affiliate have satisfied the minimum funding standards of ERISA and the IRC with respect to each Benefit Plan to which it is obligated to contribute. No ERISA Event has occurred nor has any other event occurred that may result in an ERISA Event that reasonably could be expected to result in a Material Adverse Change. None of Borrower or its Subsidiaries, any ERISA Affiliate, or any fiduciary of any Plan is subject to any direct or indirect liability with respect to any Plan under any applicable law, treaty, rule, regulation, or agreement. None of Borrower or its Subsidiaries or any ERISA Affiliate is required to provide security to any Plan under Section 401(a)(29) of the IRC.

         5.14 ENVIRONMENTAL CONDITION. None of the properties or assets of Borrower or any of its Subsidiaries has ever been used by Borrower, any of its Subsidiaries, or, to the best of Borrower's knowledge, by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any Hazardous Materials. None of the properties or assets of Borrower or any of its Subsidiaries has ever been designated or identified in any manner pursuant to any environmental protection statute as a Hazardous Materials disposal site, or a candidate for closure pursuant to any environmental protection statute. No Lien arising under any environmental protection statute has attached to any revenues or to any real or personal property owned or operated by Borrower or any of its Subsidiaries. Neither Borrower nor any of its Subsidiaries has received a summons, citation, notice, or directive from the Environmental Protection Agency or any other federal or state governmental agency concerning any action or omission by Borrower or any of its Subsidiaries resulting in the releasing or disposing of Hazardous Materials into the environment.

         5.15 BROKERAGE FEES. No brokerage commission or finders fees has or shall be incurred or payable in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement, and Borrower has not utilized the services of any broker or finder in connection with Borrower's obtaining financing from Foothill under this Agreement.

         5.16 GOVERNMENTAL AUTHORITY. Except as set forth on Schedule 5.16, no consent, authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other Person is required (a) for the grant by Borrower of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Agreement and the other Loan Documents by Borrower, (b) for the perfection of such security interest or the exercise by Foothill of the rights and remedies provided for in this Agreement or the other Loan Documents, or (c) except for the consents, authorizations, approvals, actions, notices and filings with the Gaming Authorities, all of which have been duly obtained, taken, given or made and are in full force and effect and are not subject to any conditions (other than those conditions generally applicable to entities holding licenses, permits, consents or authorizations granted or issued by the Gaming Authorities).

         5.17     LICENSES AND PERMITS.

                  (a)(i) All material licenses, permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities), including all necessary Gaming Licenses, for the ownership, use, or operation of the businesses or properties now owned or operated by Borrower and each of its Subsidiaries, including all necessary Gaming Licenses, have been validly issued and are in full force and effect; (ii) Borrower and each of its Subsidiaries is in compliance, in all material respects, with all of the provisions thereof applicable to it; and (iii) none of such licenses, permits, or consents is the subject of any pending or, threatened proceeding for the revocation, cancellation, suspension, or non-renewal thereof. As of the Effective Date or of each subsequent date on which Borrower delivers to Foothill an updated schedule pursuant to Section 6.18, set forth on Schedule
5.17 is a complete and accurate list of all such licenses, permits, and consents, and such schedule identifies the date by which an application for the renewal of such license, permit, or consent must be filed and describes the status of each such pending application.

                  (b) Borrower has obtained (i) all material licenses, permits, and consents necessary or appropriate to conduct its business and operations located at the Buffington Facility, and (ii) as of the Effective Date, all required approvals from the Gaming Authorities of the transactions contemplated hereby and by the other Loan Documents.

                  (c) Borrower owns or possesses all patents, trademarks, trade names, copyrights, and other similar rights necessary for the conduct of its business as now carried on or proposed to be conducted, without any known conflict of the rights of others.

         5.18 TAXATION AS A PARTNERSHIP. Borrower is and for all taxable years has been a limited liability company taxable for federal income tax purposes as a partnership in accordance with applicable provisons of the IRC and Treasury Regulations promulgated in connection therewith. In particular, Borrower is not and has not been an association within the meaning of Internal Revenue Code Section 7701, a publicly traded partnership within the meaning of Internal Revenue Code Section 7704. In addition, Borrower is and has been treated as a partnership for purposes of income taxation in Indiana under the [Indiana Revenue and Taxation Code] and applicable regulation promulgated in connection therewith. The Borrower has not and will not elect to be subject to taxation as a corporation for federal or any state income tax purposes.

6.       AFFIRMATIVE COVENANTS.

         Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, and unless Foothill shall otherwise consent in writing, Borrower shall do all of the following:

         6.1 ACCOUNTING SYSTEM. Maintain a standard and modern system of accounting that enables Borrower to produce financial statements in accordance with GAAP, and maintain records pertaining to the Collateral that contain information as from time to time may be requested by Foothill.

         6.2 COLLATERAL REPORTING. Provide Foothill with the following documents at the following times in form satisfactory to Foothill: (a) copies of each report in respect of Borrower's business issued by a Gaming Authority or made by Borrower to a Gaming Authority within 15 days of their respective issuance or filing date; and (b) copies of all operating and capital budgets, and all other budgets, summaries of sources and uses of funds, projections, and financial information prepared by or on behalf of Borrower (including in respect of any Casino operated by Borrower or its Restricted Subsidiaries) promptly upon the preparation and delivery thereof by the chief financial officer of Borrower to any third party, but in any event operating and capital budgets shall be delivered to Foothill no less frequently that annually.

         6.3      FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to
Foothill: (a) as soon as available, but in any event within 30 days after the end of each month during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; (b) as soon as available, but in any event within 45 days after the end of each of the first 3 fiscal quarters during each of Borrower's fiscal years, a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operation during such period, and (c) as soon as available, but in any event within 90 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Foothill and certified, without any qualifications, by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Foothill stating that such accountants do not have knowledge of the existence of any Default or Event of Default. Such audited financial statements shall include a balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. If Borrower is a parent company of one or more Restricted Subsidiaries, then, in addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidating basis so as to present Borrower and each such Restricted Subsidiary separately, and on a consolidated basis.

     Together with the above, Borrower also shall deliver to Foothill (a) Borrower's Form 10Q Quarterly Reports, Form 10K Annual Reports, and Form 8K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, within 15 days after the same are filed, or any other information that is provided by Borrower to its shareholders, (b) any report, notice, or document delivered to the Indenture Trustee or to the holders of the Notes by or on behalf of Borrower or any of its Subsidiaries and (c) any other report reasonably requested by Foothill relating to the financial condition of Borrower.

     Each month, together with the financial statements provided pursuant to
Section 6.3, Borrower shall deliver to Foothill a certificate signed by its chief financial officer to the effect that: (i) all financial statements delivered or caused to be delivered to Foothill hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to yearend audit adjustments), are correct in all material respects, and fairly present in all material respects the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), and (iii) on the date of delivery of such certificate to Foothill there does not exist any condition or event that constitutes a Default or Event of Default (or to the extent of any noncompliance, describing such noncompliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto). For each month that also is the date on which a financial covenant in Section 7.20 is to be tested Borrower shall deliver to Foothill a Compliance Certificate demonstrating in reasonable detail compliance at the end of such period with the applicable financial covenants contained in
Section 7.20, a calculation of Borrower's Interest Coverage Ratio for the Borrower's most recently ended four fiscal quarters, and a calculation of BHR Attributed Indebtedness as of the date of such Compliance Certificate.

     Borrower shall have issued written instructions to its independent certified public accountants authorizing them to communicate with Foothill and to release to Foothill whatever financial information concerning Borrower that Foothill may reasonably request.

     6.4 TAX RETURNS. Deliver to Foothill copies of each of Borrower's future federal income tax returns, and any amendments thereto, within 30 days of the filing thereof with the Internal Revenue Service.

     6.5 GUARANTOR REPORTS. Cause any Guarantor of any of the Obligations to deliver its annual financial statements at the time when Borrower provides its audited financial statements to Foothill and copies of all federal income tax returns as soon as the same are available and in any event no later than 30 days after the same are required to be filed by law.

     6.6 [INTENTIONALLY OMITTED].

     6.7 TITLE TO EQUIPMENT. Upon Foothill's request, Borrower immediately shall deliver to Foothill, properly endorsed, any and all evidences of ownership of, certificates of title, or applications for title to any items of Equipment (including, without limitation, the Majestic Star Casino Vessel).

     6.8 MAINTENANCE OF EQUIPMENT. Maintain the Equipment (including, without limitation, the Majestic Star Casino Vessel) in good operating condition and repair (reasonable wear and tear excepted), and make all necessary replacements thereto as shall be necessary for the proper conduct of Borrower's business. Other than those items of Equipment that constitute fixtures on the Effective Date, Borrower shall not permit any item of Equipment to become a fixture to real estate or an accession to other property (other than accessions to the Majestic Star Casino Vessel) and such Equipment shall at all times remain personal property.

     6.9 TAXES. Cause all assessments and taxes, whether real, personal, or otherwise, due or payable by, or imposed, levied, or assessed against Borrower or any of its property to be paid in full, before delinquency or before the expiration of any extension period, except to the extent that the validity of such assessment or tax shall be the subject of a Permitted Protest. Borrower shall make due and timely payment or deposit of all such federal, state, and local taxes, assessments, or contributions required of it by law, and will execute and deliver to Foothill, on demand, appropriate certificates attesting to the payment thereof or deposit with respect thereto. Borrower will make timely payment or deposit of all tax payments and withholding taxes required of it by applicable laws, including those laws concerning F.I.C.A., F.U.T.A., state disability, and local, state, and federal income taxes, and will, upon request, furnish Foothill with proof satisfactory to Foothill indicating that Borrower has made such payments or deposits.

     6.1 INSURANCE.

     (a) At its expense, keep the Collateral insured against loss or damage by fire, theft, explosion, sprinklers, and all other hazards and risks, and in such amounts, as are ordinarily insured against by other owners in similar businesses. Borrower also shall maintain business interruption, public liability, product liability, and property damage insurance relating to Borrower's ownership and use of the Collateral, as well as insurance against larceny, embezzlement, and criminal misappropriation.

     (b) At its expense, obtain and maintain (i) insurance of the type necessary to insure the Real Property Collateral, for the full replacement cost thereof, against any loss by fire, lightning, windstorm, hail, explosion, aircraft, smoke damage, vehicle damage, earthquakes, elevator collision, and other risks from time to time included under "extended coverage" polices, in such amounts as Foothill may reasonably require, but in any event in amounts sufficient to prevent Borrower from becoming a co-insurer under such policies, (ii) combined single limit bodily injury and property damages insurance against any loss, liability, or damages on, about, or relating to each parcel of Real Property Collateral, in such amounts as may be reasonably satisfactory to Foothill; (iii) business rental insurance covering annual receipts for a 12-month period for each parcel of Real Property Collateral; and (iv) insurance for such other risks as Foothill may require. Replacement costs, at Foothill's option, may be redetermined by an insurance appraiser, satisfactory to Foothill, not more frequently than once every 12 months at Borrower's cost.

     (c) [Intentionally Omitted];

     (d) All such policies of insurance shall be in such form, with such companies, and in such amounts as may be reasonably satisfactory to Foothill. All insurance required herein shall be written by companies which are authorized to do insurance business in the State of Indiana. All hazard insurance and such other insurance as Foothill shall specify, shall contain a California Form 438BFU (NS) mortgagee endorsement, or an equivalent endorsement satisfactory to Foothill, showing Foothill a loss payee thereof as its interest may appear, and shall contain a waiver of warranties. Every policy of insurance referred to in this Section 6.10 shall contain an agreement by the insurer that it will not cancel such policy except after 30 days prior written notice to Foothill and that any loss payable thereunder shall be payable notwithstanding any act or negligence of Borrower or Foothill which might, absent such agreement, result in a forfeiture of all or a part of such insurance payment and notwithstanding (i) occupancy or use of the Real Property Collateral for purposes more hazardous than permitted by the terms of such policy, (ii) any foreclosure or other action or proceeding taken by Foothill pursuant to the Mortgages upon the happening of an Event of Default, or (iii) any change in title or ownership of the Real Property Collateral. Borrower shall deliver to Foothill certified copies of such policies of insurance and evidence of the payment of all premiums therefor.

     (e) Original policies or certificates thereof satisfactory to Foothill evidencing such insurance shall be delivered to Foothill at least 30 days prior to the expiration of the existing or preceding policies. Borrower shall give Foothill prompt notice of any loss covered by such insurance, and Foothill shall have the right to adjust any loss in excess of $1,000,000. Foothill shall have the exclusive right to adjust all such losses payable under any such insurance policies without any liability to Borrower whatsoever in respect of such adjustments. Any monies received as payment for any loss under any insurance policy including the insurance policies mentioned above, shall be paid over to Foothill to be applied at the option of Foothill either to the prepayment of the Obligations without premium, in such order or manner as Foothill may elect, or shall be disbursed to Borrower under stage payment terms satisfactory to Foothill for application to the cost of repairs, replacements, or restorations. All repairs, replacements, or restorations shall be effected with reasonable promptness and shall be of a value at least equal to the value of the items or property destroyed prior to such damage or destruction. Upon the occurrence of an Event of Default, Foothill shall have the right to apply all prepaid premiums to the payment of the Obligations in such order or form as Foothill shall determine.

     (f) Borrower shall not take out separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this
Section 6.10, unless Foothill is included thereon as named insured with the loss payable to Foothill under a standard California 438BFU (NS) Mortgagee endorsement, or its local equivalent. Borrower immediately shall notify Foothill whenever such separate insurance is taken out, specifying the insurer thereunder and full particulars as to the policies evidencing the same, and originals of such policies immediately shall be provided to Foothill.

     6.11 NO SETOFFS OR COUNTERCLAIMS. Make payments hereunder and under the other Loan Documents by or on behalf of Borrower without setoff or counterclaim and free and clear of, and without deduction or withholding for or on account of, any federal, state, or local taxes.

     6.12 LOCATION OF INVENTORY AND EQUIPMENT. Keep the Inventory and Equipment only at the locations identified on Schedule 6.12; provided, however, that Borrower may amend Schedule 6.12 so long as such amendment occurs by written notice to Foothill not less than 15 days prior to the date on which the Inventory or Equipment is moved to such new location, so long as such new location is within the continental United States, and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in such assets and also provides to Foothill a Collateral Access Agreement.

     6.13 COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, including the Fair Labor Standards Act and the Americans With Disabilities Act, other than laws, rules, regulations, and orders the noncompliance with which, individually or in the aggregate, would not result in and reasonably could not be expected to result in a Material Adverse Change.

     6.14 EMPLOYEE BENEFITS.

    (a) Cause to be delivered to Foothill, each of the following: (i) promptly, and in any event within 10 Business Days after Borrower or any of its Restricted Subsidiaries knows or has reason to know that an ERISA Event has occurred that reasonably could be expected to result in a Material Adverse Change, a written statement of the chief financial officer of Borrower describing such ERISA Event and any action that is being taking with respect thereto by Borrower, any such Restricted Subsidiary or ERISA Affiliate, and any action taken or threatened by the IRS, Department of Labor, or PBGC. Borrower or such Restricted Subsidiary, as applicable, shall be deemed to know all facts known by the administrator of any Benefit Plan of which it is the plan sponsor,
(ii) promptly, and in any event within 3 Business Days after the filing thereof with the IRS, a copy of each funding waiver request filed with respect to any Benefit Plan and all communications received by Borrower, any of its Restricted Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate with respect to such request, and (iii) promptly, and in any event within 3 Business Days after receipt by Borrower, any of its Restricted Subsidiaries or, to the knowledge of Borrower, any ERISA Affiliate, of the PBGC's intention to terminate a Benefit Plan or to have a trustee appointed to administer a Benefit Plan, copies of each such notice.

     (b) Cause to be delivered to Foothill, upon Foothill's request, each of the following: (i) a copy of each Plan (or, where any such plan is not in writing, complete description thereof) (and if applicable, related trust agreements or other funding instruments) and all amendments thereto, all written interpretations thereof and written descriptions thereof that have been distributed to employees or former employees of Borrower or its Restricted Subsidiaries; (ii) the most recent determination letter issued by the IRS with respect to each Benefit Plan; (iii) for the three most recent plan years, annual reports on Form 5500 Series required to be filed with any governmental agency for each Benefit Plan; (iv) all actuarial reports prepared for the last three plan years for each Benefit Plan; (v) a listing of all Multiemployer Plans, with the aggregate amount of the most recent annual contributions required to be made by Borrower or any ERISA Affiliate to each such plan and copies of the collective bargaining agreements requiring such contributions; (vi) any information that has been provided to Borrower or any ERISA Affiliate regarding withdrawal liability under any Multiemployer Plan; and (vii) the aggregate amount of the most recent annual payments made to former employees of Borrower or its Restricted Subsidiaries under any Retiree Health Plan.

     6.15 LEASES. Pay when due all rents and other amounts payable under any leases to which Borrower is a party or by which Borrower's properties and assets are bound, unless such payments are the subject of a Permitted Protest. To the extent that Borrower fails timely to make payment of such rents and other amounts payable when due under its leases, Foothill shall be entitled, in its discretion, to reserve an amount equal to such unpaid amounts against the Borrowing Base.

     6.16 BROKERAGE COMMISSIONS. Pay any and all brokerage commission or finders fees, if any, incurred by in connection with or as a result of Borrower's obtaining financing from Foothill under this Agreement.

     6.17 GOVERNMENT AUTHORIZATION. Borrower shall deliver to Foothill, as soon as practicable, and in any event within ten (10) days after the receipt by Borrower or any of its Restricted Subsidiaries from any Gaming Authority or other governmental authority having jurisdiction over the operations of Borrower or any such Subsidiary or filing or receipt thereof by Borrower or any such Restricted Subsidiary, (i)_copies of any order or notice of such Gaming Authority or such other governmental authority or court of competent jurisdiction which designates any Gaming License or other material franchise, permit, or other governmental operating authorization of Borrower or any such Restricted Subsidiary, or any application therefor, for a hearing or which refuses renewal or extension of, or revokes or suspends the authority of Borrower or any such Restricted Subsidiary to construct, own, manage, or operate a Casino (or portion thereof), and (ii) a copy of any competing application filed with respect to any such Gaming License or other authorization, or application therefor, of Borrower or any such Restricted Subsidiary, or any citation, notice of violation, or order to show cause issued by any Gaming Authority or other governmental authority or any complaint filed by any Gaming Authority or other governmental authority which is available to Borrower or any such Restricted Subsidiary.

     6.18 LICENSE RENEWALS. Commencing on the date six months following the Effective Date and continuing every six months thereafter, Borrower shall deliver to Foothill an updated Schedule 5.17 reflecting thereon, as of the date of such delivery, the information described in Section 5.17.

     6.19 LICENSES AND PERMITS. (a) Ensure that all material licenses, permits, and consents and similar rights required from any federal, state, or local governmental body (including the Gaming Authorities) for the ownership, use, or operation of the businesses or properties now owned or operated by Borrower or any of its Restricted Subsidiaries, including all necessary Gaming Licenses, have been validly issued and are in full force and effect, and (b) comply, in all material respects, with all of the provisions thereof applicable to it.

     6.20 SUBSIDIARY GUARANTEES. Borrower shall cause (i) each Restricted Subsidiary of Borrower that is formed or acquired after the date hereof, concurrently therewith, to (i) become a Guarantor hereunder and execute and deliver to Foothill a guaranty substantially in the form of the Guaranty pursuant to which such Restricted Subsidiary shall unconditionally guarantee all of the Obligations; and (ii) execute a security agreement substantially in the form of the Guarantor Security Agreement and such other agreements or documents necessary or reasonably requested by Foothill to grant Foothill a valid, enforceable, perfected Lien on the collateral described therein, subject only to Permitted Liens; and (iii) cause such Restricted Subsidiary to deliver to Foothill an opinion of counsel, in form reasonably satisfactory to Foothill, that (i) such guaranty, security, agreement, and other agreements and documents have been duly authorized, executed and delivered by such Restricted Subsidiary and (ii) such guaranty, security agreement, and such other agreements and documents constitute a legal, valid, binding and enforceable obligation of such Restricted Subsidiary, subject to customary assumptions and exceptions, including for bankruptcy, fraudulent transfer and equitable principles.

     6.21 DEVELOPMENT AGREEMENT. From time to time, upon the request of Foothill, deliver to Foothill evidence, reasonably satisfactory to Foothill, that Borrower is in compliance with the Development Agreement.

7. NEGATIVE COVENANTS.

     Borrower covenants and agrees that, so long as any credit hereunder shall be available and until full and final payment of the Obligations, Borrower will not, and will not permit any of its Restricted Subsidiaries to, do any of the following without Foothill's prior written consent:

     7.1 INDEBTEDNESS. Create, incur, assume, permit, guarantee, or otherwise become or remain, directly or indirectly, liable with respect to any Indebtedness, except for Permitted Indebtedness and guarantees permitted under
Section 7.6. The foregoing to the contrary notwithstanding, Borrower may create, incur, assume, permit, guarantee, or otherwise become and remain, directly or indirectly, liable with respect to any Indebtedness if (a) Borrower's Interest Coverage Ratio for Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been not less than 2.0:1.0, determined on a pro forma basis (including the pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period, (b) the final stated maturity of such Indebtedness is after the Renewal Date or, during any Renewal Term, the next succeeding anniversary of the Renewal Date (except for Purchase Money Obligations, Capital Lease Obligations, or Acquired Debt), and (c) no Event of Default shall have occurred and be continuing at the time such Indebtedness is incurred, or would occur after giving effect on a pro forma basis to such incurrence.

     7.2 LIENS. Create, incur, assume, or permit to exist, directly or indirectly, any Lien on or with respect to any of its property or assets, of any kind, whether now owned or hereafter acquired, or any income or profits therefrom, except for Permitted Liens (including Liens that are replacements of Permitted Liens to the extent that the original Indebtedness is refinanced under
Section 7.1(a)(vii) and so long as the replacement Liens only encumber those assets or property that secured the original Indebtedness).

     7.3 RESTRICTIONS ON FUNDAMENTAL CHANGES. Enter into any merger, consolidation, reorganization, or recapitalization, or reclassify its Stock, or liquidate, wind up, or dissolve itself (or suffer any liquidation or dissolution), or convey, sell, assign, lease, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all of its property or assets; provided, however, that Borrower or any Restricted Subsidiary may enter into a merger or consolidation so long as:

     (a) Borrower or such Restricted Subsidiary, as applicable, is the surviving Person;

     (b) immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default exists;

     (c) such transaction would not result in the loss or suspension or material impairment of any Gaming License unless a comparable replacement Gaming License is effective prior to or simultaneously with such loss, suspension, or material impairment;

     (d)(i) Borrower or such Restricted Subsidiary, as applicable, has Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of Borrower or such Restricted Subsidiary, as applicable, immediately preceding such transaction and (ii) Borrower shall have an Interest Coverage Ratio of not less than 2.0:1.0 for Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period; and

                  (e) Borrower and any such Restricted Subsidiary, prior to the consummation of any proposed transaction, a certificate of an officer of Borrower and such Restricted Subsidiary to the foregoing effect, an opinion of counsel, stating that all conditions precedent to the proposed transaction provided for herein and in the Indenture have been complied with and a written statement from a firm of independent public accountants of established national reputation reasonably satisfactory to Lender that the proposed transaction complies with the foregoing clause (d).

     7.4 DISPOSAL OF ASSETS.

        (a) Make any Asset Sale of the Majestic Star Casino Vessel;

        (b) Make any Asset Sale of any assets other than the Majestic Star Casino Vessel unless:

            (i) other than with respect to an Event of Loss, no Default or Event of Default shall have occurred and be continuing or would result therefrom;

            (ii) other than with respect to an Event of Loss, Borrower or such Restricted Subsidiary, as applicable, receives consideration of not less than the fair market value, as of the time of such Asset Sale, of the assets that are the subject of such Asset Sale;

            (iii) other than with respect to an Event of Loss, Borrower or such Restricted Subsidiary, as applicable, receives at least 75% of the consideration for such Asset Sale in the form of cash or Cash Equivalents or the assumption by the transferee of such assets of liabilities (other than liabilities that, by their terms, are subordinated to the Obligations) of Borrower or such Restricted Subsidiary, as applicable (provided, that following such Asset Sale there is no further recourse to Borrower or its Restricted Subsidiaries with respect to such liabilities); and

            (iv) within 260 days of such Asset Sale, the Net Proceeds thereof are (A) invested in assets related to the business of Borrower or its Restricted Subsidiaries, (B) applied to repay Indebtedness under Purchase Money Obligations incurred in connection with the asset sold, (C) at the option of Foothill, to the extent not invested or applied as provided in clauses (A) or (B) above (Net Proceeds not being so invested or applied, "Excess Proceeds"), applied to repay Indebtedness under this Agreement and to permanently reduce the Maximum Amount by the amount of Indebtedness so repaid, provided that Borrower shall have no obligation to so prepay Indebtedness under this Agreement and to so permanently reduce the Maximum Amount unless the aggregate amount of Excess Proceeds shall exceed $5,000,000; or (D) applied to make an offer to purchase Notes as provided in the Indenture, provided, that

     Borrower shall not make an offer to so purchase Notes unless the aggregate amount of Excess Proceeds minus the amount applied to repay Indebtedness under this Agreement pursuant to the foregoing clause (C) shall exceed $5,000,000.

         (c) Pending the final application of any Net Proceeds of any Asset Sale in accordance with Section 7.4(b)(iv), Borrower shall apply such Net Proceeds to the outstanding Obligations or retain such Net Proceeds, in each case, in accordance with the terms hereof.

         (d) At any time that the Maximum Amount shall be permanently reduced pursuant to Section 7.4(b)(iv)(C), then Borrower shall pay Lender a fee, at the time of any such reduction in the Maximum Amount, in an amount equal to the product of (i) the amount of such reduction in the Maximum Amount times (ii) the Applicable Early Termination Premium Rate.

     7.5 CHANGE NAME. Change Borrower's name, FEIN, corporate structure (within the meaning of Section 9402(7) of the Code), or identity, or add any new fictitious name without at least 15 days prior written notice to Foothill of such change and at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests in the Collateral.

     7.6 GUARANTEE. Guarantee or otherwise become in any way liable with respect to the obligations of any third Person except (a) by, endorsement of instruments or items of payment for deposit to the account of Borrower or which are transmitted or turned over to Foothill, (b) guarantees by Subsidiaries of Borrower of the obligations of Borrower under the Indenture provided that (i) any such Subsidiary shall have guaranteed the Obligations in accordance with
Section 6.20, and (ii) such guarantee of the obligations under the Indenture shall be subordinate in right of payment to such guarantee of the Obligations on terms and conditions reasonably satisfactory to Foothill, (c) guarantees constituting Investments permitted under Section 7.13, and (d) guarantees constituting Indebtedness permitted under Section 7.1.

     7.7 NATURE OF BUSINESS. Directly or indirectly, or permit any of its Restricted Subsidiaries or the BHR Joint Venture to directly or indirectly, engage to any substantial extent in any line or lines of business activity other than a Related Business.

     7.8 PREPAYMENTS AND AMENDMENTS.

         (a) Except in connection with a refinancing permitted by clause (k) of the definition of Permitted Indebtedness, prepay, redeem, retire, defease, purchase, or otherwise acquire any Indebtedness of Borrower or its Subsidiaries owing to any third Person, other than the Obligations in accordance with this Agreement, the repurchase of Notes in accordance with Section 7.4(b)(iv), and the repurchase of Notes in an aggregate amount not to exceed $20,000,000, pursuant to and in accordance with Section 3.8 of the Indenture; and

         (b) Directly or indirectly, amend, modify, alter, increase, or change any of the terms or conditions of (i) any Senior Note Document, provided, however, that additional Notes may be issued pursuant to the terms thereof to the extent the Indebtedness evidenced by such Notes is permitted hereunder, (ii) the BHR Operating Agreement, except such amendments or modifications as are not materially adverse to Borrower, or (iii) any agreement, instrument, document, indenture, or other writing evidencing or concerning (A) Indebtedness permitted under clause (f) of the definition of "Permitted Indebtedness", or (B) Indebtedness refinanced in accordance with clause (k) of the definition of Permitted Indebtedness in respect of any Indebtedness permitted under clause (f) of the definition of Permitted Indebtedness.

     7.9 CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

     7.10 CONSIGNMENTS. Consign any Inventory or sell any Inventory on bill and hold, sale or return, sale on approval, or other conditional terms of sale.

     7.11 DISTRIBUTIONS. Except as set forth in Section 7.22, make any distribution or declare or pay any dividends (in cash or other property, other than Stock) on, or purchase, acquire, redeem, or retire any of Borrower's Stock, of any class, whether now or hereafter outstanding; provided, however, that (a) Borrower may redeem, purchase, retire, or otherwise acquire Borrower's Stock in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Borrower) of, other Stock of Borrower (other than Disqualified Capital Stock of Borrower), (b) Borrower may make distributions or pay dividends to its Members in an amount not to exceed the amount of Investments that Borrower could otherwise make pursuant to Section 7.13(b) at the time such distribution or dividend is made, provided, that after giving effect to such distribution or dividend, Borrower shall have Availability of not less than $2,500,000, and (c) Restricted Subsidiaries may make distributions and pay dividends to Borrower or to other Restricted Subsidiaries.

     7.12 ACCOUNTING METHODS. Modify or change its method of accounting or enter into, modify, or terminate any agreement currently existing, or at any time hereafter entered into with any third party accounting firm or service bureau for the preparation or storage of Borrower's accounting records without said accounting firm or service bureau agreeing to provide Foothill information regarding the Collateral or Borrower's financial condition. Borrower waives the right to assert a confidential relationship, if any, it may have with any such accounting firm or service bureau in connection with any information requested by Foothill pursuant to or in accordance with this Agreement, and agrees that Foothill may contact directly any such accounting firm or service bureau in order to obtain such information.

     7.13 INVESTMENTS.

          (a) Other than Permitted Investments and guarantees permitted under
Section 7.6, directly or indirectly make, acquire, or incur any liabilities (including contingent obligations) for or in connection with any Investment (including, without limitation, (i) the acquisition of the securities (whether debt or equity) of, or other interests in, a Person, (ii) loans, advances, capital contributions, or transfers of property to a Person, or
(iii) the acquisition of all or substantially all of the properties or assets of a Person).

         (b) The foregoing to the contrary notwithstanding, Borrower may make or acquire an Investment if:

                        (i) Borrower's Interest Coverage Ratio for Borrower's
              most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Investment is made would have been not less than 2.0:1.0, determined on a pro forma basis, as if such Investment had been made at the beginning of such four-quarter period;

                        (ii) no Event of Default shall have occurred and be
              continuing at the time such Investment is made or would occur as a consequence thereof; and

                        (iii) the amount of such Investment, together with all
              other Investments made pursuant to this Section 7.13(b) and dividends or distributions made pursuant to Section 7.11(b), in each case, after the Closing Date, is less than the lesser of (A) the amount of Investments Borrower is then permitted to make pursuant to Section 4.7 of the Indenture (without regard to any waiver of the restrictions contained in such section), and (B) the sum of (1) 50% of the Consolidated Net Income of Borrower for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing immediately after the Closing Date to the end of Borrower's then most recently ended fiscal quarter for which internal financial statements are available (or, if such Consolidated Net Income for such period is a deficit, 100% of such deficit), plus, (2) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by Borrower from the issuance or sale, other than to a Subsidiary of Borrower, of Stock of Borrower (other than Disqualified Capital Stock) after the Closing Date and on or prior to the time of such Investment, plus (3) 100% of the aggregate net cash proceeds (or of the net cash proceeds received upon the conversion of non-cash proceeds into cash) received by Borrower from the issuance or sale, other than to a Subsidiary of Borrower, of any convertible or exchangeable debt security of Borrower that has been converted or exchanged into Stock of Borrower (other than Disqualified Capital Stock) pursuant to the terms thereof after the Closing Date and on or prior to the time of such Investment (including any additional net cash proceeds received by Borrower upon such conversion or exchange), plus (4) the aggregate Return from Unrestricted Subsidiaries after the Closing Date and on or prior to the time of such Investment.

         7.14 TRANSACTIONS WITH AFFILIATES. Directly or indirectly sell, lease, transfer, or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or permit to exist any contract, agreement, understanding, loan, advance or guaranty with, or for the benefit of, any Affiliate of Borrower or any Affiliate of any Restricted Subsidiary (each of the foregoing, an "Affiliate Transaction") except for:

                           (i) Affiliate Transactions that, together with all
                  related Affiliate Transactions, have an aggregate value of not more than $2,000,000; provided, that (A) such transactions are conducted in good faith and on terms that are no less favorable to Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by Borrower or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of Borrower or such Restricted Subsidiary and (B) prior to entering into such transaction Borrower shall have delivered to the Foothill a certificate from an officer of Borrower certifying to such effect;

                           (ii) Affiliate Transactions that, together with all
                  related Affiliate Transactions, have an aggregate value of not more than $5,000,000; provided, that (A) a majority of the disinterested Managers determine that such transactions are conducted in good faith and on terms that are no less favorable to Borrower or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction at such time by Borrower or such Restricted Subsidiary on an arm's-length basis from a Person that is not an Affiliate of Borrower or such Restricted Subsidiary and (B) prior to entering into such transaction Borrower shall have delivered to Foothill a certificate from an officer of Borrower certifying to such effect;

                           (iii) Affiliate Transactions for which Borrower
                  delivers to Foothill an opinion as to the fairness to Borrower or such Restricted Subsidiary from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing; or

                           (iv) Dividends or distributions permitted under

Section 7.11.

                  (b) Anything in Section 7.14(a) to the contrary notwithstanding, the following shall be deemed not to be Affiliate Transactions:

                           (i) Permitted Investments permitted by Section 7.13 hereof;

                           (ii)  payments pursuant to the Berthing Agreement;

                           (iii) the non-exclusive licensing of any service mark
                  of Borrower to an Affiliate or Affiliates of Borrower; and

               (iv) the payment to BDI of management fees pursuant to the Management Agreement in an aggregate amount not to exceed 5.0% of Borrower's Consolidated Cash Flow during any fiscal year, so long as
          (A) no Default or Event of Default shall have occurred and be continuing or would result from any such payment, (B) the Interest Coverage Ratio for Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which any such payment is made would have been not less than 1.75 to 1.00, determined on a pro forma basis, as if such payment had been made during such four-quarter period, and
          (C) such management fees shall be payable, in arrears, in equal installments not more frequently than at the end of each calendar month during such fiscal year.

     7.15 SUSPENSION. Suspend or go out of a substantial portion of its business.

     7.16 COMPENSATION. Increase the annual fee or permeeting fees paid to directors during any year by more than 15% over the prior year; pay or accrue total cash compensation, during any year, to Barden and Family Members of Barden in an aggregate amount in excess of 115% of that paid or accrued in the prior year; provided, however, that if as a result of the acquisition by Borrower of another Person or substantially all of the assets of another Person, Barden's responsibilities have been substantially increased, then the total cash compensation payable to Barden may be increased to such reasonable amount as Foothill consents.

     7.17 USE OF PROCEEDS. Use the proceeds of the Advances made hereunder for any purpose other than (i) on the Closing Date, to pay transactional costs and expenses incurred in connection with this Agreement, and (ii) thereafter, consistent with the terms and conditions hereof, for its lawful and permitted purposes.

     7.18 CHANGE IN LOCATION OF CHIEF EXECUTIVE OFFICE; INVENTORY AND EQUIPMENT WITH BAILEES. Relocate its chief executive office to a new location without providing 30 days prior written notification thereof to Foothill and so long as, at the time of such written notification, Borrower provides any financing statements or fixture filings necessary to perfect and continue perfected Foothill's security interests and also provides to Foothill a Collateral Access Agreement with respect to such new location. The Inventory and Equipment shall not at any time now or hereafter be stored with a bailee, warehouseman, or similar party without Foothill's prior written consent.

     7.19 NO PROHIBITED TRANSACTIONS UNDER ERISA. Directly or indirectly:

     (a) engage, or permit any Restricted Subsidiary of Borrower to engage, in any prohibited transaction which is reasonably likely to result in a civil penalty or excise tax described in Sections 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private exemption has not been previously obtained from the Department of Labor;

          (b) permit to exist with respect to any Benefit Plan any accumulated funding deficiency (as defined in Sections 302 of ERISA and 412 of the IRC), whether or not waived;

          (c) fail, or permit any Restricted Subsidiary of Borrower to fail, to pay timely required contributions or annual installments due with respect to any waived funding deficiency to any Benefit Plan;

          (d) terminate, or permit any Restricted Subsidiary of Borrower to terminate, any Benefit Plan where such event would result in any liability of Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate under Title IV of ERISA;

          (e) fail, or permit any Restricted Subsidiary of Borrower to fail, to make any required contribution or payment to any Multiemployer Plan;

          (f) fail, or permit any Restricted Subsidiary of Borrower to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such installment or other payment;

          (g) amend, or permit any Restricted Subsidiary of Borrower to amend, a Plan resulting in an increase in current liability for the plan year such that either of Borrower, any Restricted Subsidiary of Borrower or any ERISA Affiliate is required to provide security to such Plan under Section 401(a)(29) of the IRC; or

          (h) withdraw, or permit any Restricted Subsidiary of Borrower to withdraw, from any Multiemployer Plan where such withdrawal is reasonably likely to result in any liability of any such entity under Title IV of ERISA;

which, individually or in the aggregate, results in or reasonably would be expected to result in a claim against or liability of Borrower, any of its Restricted Subsidiaries or any ERISA Affiliate in excess of $50,000.

     7.20 FINANCIAL COVENANTS. Fail to maintain: EBITDA. EBITDA of Borrower as of the end of each calendar month for the immediately preceding 12 month period of at least $10,000,000;

     7.21 MEMBERSHIP INTERESTS. Authorize or issue certificates evidencing the membership interests in Borrower.

     7.22 PERMITTED TAX DISTRIBUTIONS.

          (a) Notwithstanding Section 7.11, Borrower, at its option, may declare and pay Permitted Tax Distributions to its Members; provided, that (i) no Event of Default shall have occurred and be continuing at the time of any such Permitted Tax Distribution or would result therefrom, (ii) prior to the payment of any such Permitted Tax Distribution, Borrower shall provide Foothill with a certificate from an officer of Borrower and an opinion of counsel to the effect that Borrower and each Subsidiary of the Borrower in respect of which such Permitted Tax Distributions are being made, qualify as Flow Through Entities for federal income tax purposes and for the states in respect of which such distributions are being made, and (iii) at the time of any such Permitted Tax Distribution, the most recent audited financial statements of Borrower provided to Foothill pursuant to Section 6.3 provide that Borrower and each such Subsidiary were treated as Flow Through Entities for the period of such financial statements.

          (b) Estimated tax distributions shall be made not later than fifteen days following March 31, May 31, August 31, and December 31 based upon an estimate of the excess of (i) the tax distributions that would be payable for the period beginning on January 1 of such year and ending on March 31, May 31, August 31, and December 31, as applicable, if such period were a taxable year (computed as provided above) over (ii) distributions attributable to all prior periods during such taxable year.

          (c) Prior to making any estimated tax distribution, Borrower shall require each Equity Holder to agree that (i) promptly after Borrower and each Subsidiary of the Borrower file their respective annual tax return, (A) such Equity Holder shall reimburse Borrower to the extent the estimated tax distributions made to such Equity Holder exceeded the actual Permitted Tax Distributions, as determined on the basis of such tax returns filed in respect of such taxable year for that Equity Holder and (B) Borrower shall make a further payment to such Equity Holder to the extent such estimated tax distributions made to such Equity Holder were less than the tax distributions actually payable to such Equity Holder with respect to such taxable year and
(ii) if the appropriate Federal or state taxing authority finally determines that the amount of the items of taxable income, gain, deduction, or loss (including capital gain or loss) of Borrower or any Subsidiary of the Borrower that is treated as a Flow Through Entity for any taxable year or the aggregate Tax Loss Benefit Amounts carried forward to such taxable year should be changed or adjusted, then (A) such Equity Holder shall reimburse Borrower to the extent the Permitted Tax Distributions previously made to such Equity Holder in respect of that taxable year exceeded the Permitted Tax Distributions with respect to such taxable year taking into account such change or adjustment for such Equity Holder and (B) Borrower shall make a further payment to such Equity Holder to the extent the Permitted Tax Distributions previously paid to such Equity Holder were less than the Permitted Tax Distributions payable to such Equity Holder with respect to such taxable year taking into account such change or adjustment.

          (d) To the extent that any tax distribution would otherwise be made to any Equity Holder at a time when an obligation of such Equity Holder to make a payment to Borrower pursuant to Section 7.1(c) remains outstanding, the amount of any tax distribution to be made shall be reduced by the amounts such Equity Holder is obligated to pay Borrower.

     7.23 OPERATION OF MAJESTIC STAR CASINO VESSEL. At any time operate the Majestic Star Casino Vessel outside the navigation limits of the insurance carried pursuant to Article I,

Section 1.16 of the Majestic Star Ship Mortgage.

     7.24 LIMITATION ON RESTRICTIONS ON SUBSIDIARY DIVIDENDS. Directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (a) pay dividends or make any other distributions to Borrower or any of its Restricted Subsidiaries (i) on such Restricted Subsidiary's Capital Stock or (i) with respect to any other interest or participation in, or measured by, such Restricted Subsidiary's profits, or

          (b) pay any Indebtedness owed to Borrower or any of its Restricted Subsidiaries, or

          (c) make loans or advances to Borrower or any of its Restricted Subsidiaries, or

          (d) transfer any of its assets to Borrower or any of its Restricted Subsidiaries, except, with respect to clauses (a) through (d) above, for such encumbrances or restrictions existing under or by reason of:

              (t) this Agreement or the other Loan Documents;

              (u) the Senior Note Documents;

              (v) applicable law;

              (w) Acquired Debt; provided, that such encumbrances and restrictions are not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired;

              (x) customary non-assignment and net worth provisions of any contract, lease or license entered into in the ordinary course of business;

              (y) customary restrictions on the transfer of assets subject to a Permitted Lien imposed by the holder of such Lien; and

              (z) the agreements governing permitted Refinancing Indebtedness; provided, that such restrictions contained in any agreement governing such Refinancing Indebtedness are no more restrictive than those contained in any agreements governing the Indebtedness being refinanced.

     7.25 RESTRICTIONS ON SALE AND ISSUANCE OF SUBSIDIARY STOCK. Sell, nor permit any Restricted Subsidiary to issue or sell, any Stock (other than directors" qualifying shares) of any

Restricted Subsidiary to any Person other than Borrower or a Wholly Owned Subsidiary of Borrower; provided, that Borrower and its Restricted Subsidiaries may sell all (but not less than all) of the capital Stock of a Restricted Subsidiary owned by Borrower and its Restricted Subsidiaries if the Net Proceeds from such Asset Sale are used in accordance with the terms of Section 7.4 hereof.

     7.26 RESTRICTIONS ON BHR JOINT VENTURE. Borrower shall not permit the BHR Joint Venture to, directly or indirectly:

          (a) incur any Indebtedness or issue any Disqualified Capital Stock; provided that the BHR Joint Venture may incur:

               (i) Indebtedness if Borrower's Interest Coverage Ratio for Borrower's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred would have been not less than 2.0:1.0, determined on a pro forma basis (including the pro forma application of the net proceeds therefrom), as if such additional Indebtedness had been incurred at the beginning of such four-quarter period;

               (ii) Indebtedness if, that after giving effect to the incurrence of such Indebtedness, the aggregate principal amount of BHR Attributed Debt does not exceed the result of (A) the Maximum Amount, minus (B) the BHR Attributed Debt, if any, minus (C) the Indenture Reserve; and

               (iii) Indebtedness incurred to Refinance any Indebtedness incurred pursuant to clause (i) above or Indebtedness of the BHR Joint Venture outstanding on the Closing Date;

          (b) create, incur, assume or suffer to exist any Lien on any asset of the BHR Joint Venture, or on any income or profits therefrom, or assign or convey any right to receive income therefrom, except Permitted Liens;

          (c) declare or pay any dividend or make any distribution on account of any Stock of the BHR Joint Venture, unless such distributions are made on a pro rata basis to all members of the BHR Joint Venture, based on each member's ownership interest therein;

          (d) purchase, redeem or otherwise acquire or retire for value any Stock of the BHR Joint Venture (other than any such Stock owned by Borrower or any Restricted Subsidiary); or

          (e) transfer, other than in the ordinary course of business, any assets of the BHR Joint Venture, unless:

               (i) the BHR Joint Venture receives consideration at the time of such transfer not less than the fair market value of the assets subject to such transfer;

               (ii) at least 75% of the consideration for such transfer is in the form of cash or Cash Equivalents or liabilities of the BHR Joint Venture that are assumed by the transferee of such assets (provided, that following such transfer there is no further recourse to the BHR Joint Venture with respect to such liabilities); and

               (iii) within 270 days of such transfer, the net proceeds thereof are (A) invested in assets related to the business of the BHR Joint Venture, (B) applied to permanently repay Indebtedness of the BHR Joint Venture, or (C) distributed to the members of the BHR Joint Venture in accordance with paragraph (c) above.

8.   EVENTS OF DEFAULT.

     Any one or more of the following events shall constitute an event of default (each, an "Event of Default") under this Agreement:

     8.1 If Borrower fails to pay when due and payable or when declared due and payable, any portion of the Obligations (whether of principal, interest (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts), fees and charges due Foothill, reimbursement of Foothill Expenses, or other amounts constituting Obligations);

     8.2 If Borrower fails or neglects to perform, keep, or observe (a) any term, provision, condition, covenant, or agreement: (i) contained in Sections
6.2 (Collateral Reporting), 6.3 (Financial Statements, Reports, Certificates),
6.4 (Tax Returns), 6.7 (Title to Equipment), 6.13 (Compliance with Laws), or
6.15 (Leases) of this Agreement and such failure continues for a period of 5 Business Days; (ii) contained in Sections 6.1 (Accounting System), 6.8 (Maintenance of Equipment), or 6.12 (Location of Inventory and Equipment) of this Agreement and such failure continues for a period of 15 Business Days; or
(b) any other term, provision, condition, covenant, or agreement contained in this Agreement or any material term, provision, condition, covenant or agreement contained in any of the other Loan Documents (giving effect to any grace periods, cure periods, or required notices, if any, expressly provided for in such other Loan Documents; in each case, other than any term, provision, condition, covenant, or agreement that is the subject of another provisions of this Section 8, in which event such other provision of this Section 8 shall govern); provided, that, during any period of time that any such failure or neglect of Borrower referred to in this Section 8.2 exists, even if such failure or neglect is not yet an Event of Default by virtue of the existence of a grace or cure period or the pre-condition of the giving of a notice, Foothill shall not be required to make Advances;

     8.3 If there is a Material Adverse Change;

     8.4 If any material portion of Borrower's properties or assets is attached, seized, subjected to a writ or distress warrant, or is levied upon, or comes into the possession of any third Person;

     8.5 If an Insolvency Proceeding is commenced by Borrower;

     8.6 If an Insolvency Proceeding is commenced against Borrower and any of the following events occur: (a) Borrower consents to the institution of the Insolvency Proceeding against it; (b) the petition commencing the Insolvency Proceeding is not timely controverted; (c) the petition commencing the Insolvency Proceeding is not dismissed within 45 calendar days of the date of the filing thereof; provided, however, that, during the pendency of such period, Foothill shall be relieved of its obligation to extend credit hereunder; (d) an interim trustee is appointed to take possession of all or a substantial portion of the properties or assets of, or to operate all or any substantial portion of the business of, Borrower; or (e) an order for relief shall have been issued or entered therein;

     8.7 If Borrower is enjoined, restrained, or in any way prevented by court order from continuing to conduct all or any material part of its business affairs;

     8.8 If a notice of Lien, levy, or assessment is filed of record with respect to any of Borrower's properties or assets by the United States Government, or any department, agency, or instrumentality thereof, or by any state, county, municipal, or governmental agency, or if any taxes or debts owing at any time hereafter to any one or more of such entities becomes a Lien, whether choate or otherwise, upon any of Borrower's properties or assets and the same is not paid on the payment date thereof;

     8.9 If a final non-appealable judgment or judgments for the payment of money (other than judgments as to which a reputable insurance company has accepted full liability) is or are entered by a court of competent jurisdiction against Borrower or any of its Subsidiaries and such judgment or judgments remain undischarged, unbonded, or unstayed for a period of 60 days after entry; provided, that the aggregate amount of all such judgments exceeds $5,000,000;

     8.10 If there is a default in one or more agreements to which Borrower or any Restricted Subsidiary is a party with one or more third Persons relative to Indebtedness of Borrower or such Restricted Subsidiary involving an aggregate amount of $2,500,000 or more, or any other material agreement to which Borrower or any Restricted Subsidiary is a party with one or more third Persons and, in either case, such default (a) occurs at the final maturity of the obligations thereunder, or (b) results in a right by such third Person(s), irrespective of whether exercised, to accelerate the maturity of Borrower's or such Restricted Subsidiary's obligations thereunder or to terminate such agreement;

     8.11 If Borrower makes any payment on account of Indebtedness that has been contractually subordinated in right of payment to the payment of the Obligations, except to the extent such payment is permitted by the terms of the subordination provisions applicable to such Indebtedness;

     8.12 If any misstatement or misrepresentation exists now or hereafter in any warranty, representation, statement, or report made to Foothill by Borrower or any officer, employee, agent, or director of Borrower, or if any such warranty or representation is withdrawn;

     8.13 If the obligation of any Guarantor under its guaranty or other third Person under any Loan Document is limited or terminated by operation of law or by the Guarantor or other third Person thereunder, or any such Guarantor or other third Person becomes the subject of an Insolvency Proceeding; or

     8.14 If there is (i) an "Event of Default" under, and as defined in, the Indenture, (ii) there is a default under the Harbor Lease that results in a right by any party thereto (other than Borrower), irrespective of whether exercised, to terminate the Harbor Lease, or (iii) if the Harbor Lease is not renewed or is otherwise terminated for a reason other than that the land underlying the Harbor Lease is purchased by the BHR Joint Venture.

     8.15 If Borrower or any of its Restricted Subsidiaries fails to keep in full force and effect, suffers the termination, revocation, or suspension of, terminates, forfeits, or suffers a material adverse amendment to, any Gaming License of Borrower or such Restricted Subsidiary.

     9. FOOTHILL'S RIGHTS AND REMEDIES.

     9.1 RIGHTS AND REMEDIES. Upon the occurrence, and during the continuation, of an Event of Default Foothill may, at its election, without notice of its election and without demand, do any one or more of the following, all of which are authorized by Borrower:

          (a) Declare all Obligations, whether evidenced by this Agreement, by any of the other Loan Documents, or otherwise, immediately due and payable;

          (b) Cease advancing money or extending credit to or for the benefit of Borrower under this Agreement, under any of the Loan Documents, or under any other agreement between Borrower and Foothill;

          (c) Terminate this Agreement and any of the other Loan Documents as to any future liability or obligation of Foothill, but without affecting Foothill's rights and security interests in the Collateral and without affecting the Obligations;

          (d) Settle or adjust disputes and claims directly with Account Debtors for amounts and upon terms which Foothill considers advisable, and in such cases, Foothill will credit Borrower's Loan Account with only the net amounts received by Foothill in payment of such disputed Accounts after deducting all Foothill Expenses incurred or expended in connection therewith;

          (e) Borrower agrees that, upon the occurrence of and during the continuance of an Event of Default and at Foothill's request, Borrower will, and will cause each Restricted Subsidiary of Borrower to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of Borrower's Restricted Subsidiaries hereby agrees to), immediately file such applications for approval and shall take all other and further actions required by Foothill to obtain such approvals or consents of regulatory authorities as are necessary to transfer ownership and control to Foothill, of the Gaming Licenses held by it, or its interest in any Person holding any such Gaming License. To enforce the provisions of this Section 9.1(e), Foothill is empowered to request the appointment of a receiver from any court of competent jurisdiction. Such receiver shall be instructed to seek from the applicable Gaming Authority an involuntary transfer of control of any Gaming License for the purpose of seeking a bona fide purchaser to whom control will ultimately be transferred. Borrower hereby agrees to authorize, and shall cause each Restricted Subsidiary of Borrower to authorize (and, by its execution and delivery of the Guaranty or a joinder thereto, each of Borrower's Restricted Subsidiaries hereby agrees to authorize), such an involuntary transfer of control upon the request of the receiver so appointed and, if Borrower or any such Restricted Subsidiary shall refuse to authorize the transfer, its approval may be required by the court. Upon the occurrence and continuance of an Event of Default, Borrower shall, and shall cause each Restricted Subsidiary of Borrower to (and, by its execution and delivery of the Guaranty or a joinder thereto, each of Borrower's Subsidiaries hereby agrees to), further use its reasonable best efforts to assist in obtaining approval of the applicable Gaming Authority, if required, for any action or transactions contemplated by this Agreement or the Loan Documents, including, preparation, execution, and filing with the applicable Gaming Authority of the assignor's or transferor's portion of any application or applications for consent to the assignment of any Gaming License or transfer of control necessary or appropriate under the applicable Gaming Authority's rules and regulations for approval of the transfer or assignment of any portion of the Collateral, together with any Gaming License or other authorization. Borrower acknowledges, and shall cause each of its Restricted Subsidiaries to acknowledge (and, by its execution and delivery of the Guaranty or a joinder thereto, each of Borrower's Restricted Subsidiaries hereby acknowledges), that the assignment or transfer of Gaming Licenses is integral to Foothill's realization of the value of the Collateral, that there is no adequate remedy at law for failure by Borrower or any such Restricted Subsidiary to comply with the provisions of this Section 9.1(e) and that such failure would not be adequately compensable in damages, and therefore agrees that the agreements contained in this Section 9.1(e) may be specifically enforced.;

          (f) Without notice to or demand upon Borrower or any Guarantor, make such payments and do such acts as Foothill considers necessary or reasonable to protect its security interests in the Collateral. Borrower agrees to assemble the Personal Property Collateral if Foothill so requires, and to make the Personal Property Collateral available to Foothill as Foothill may designate. Borrower authorizes Foothill to enter the premises where the Personal Property Collateral is located, to take and maintain possession of the Personal Property Collateral, or any part of it, and to pay, purchase, contest, or compromise any encumbrance, charge, or Lien that in Foothill's determination appears to conflict with its security interests and to pay all expenses incurred in connection therewith. With respect to any of Borrower's owned or leased premises, Borrower hereby grants Foothill a license to enter into possession of such premises and to occupy the same, without charge, for up to 120 days in order to exercise any of Foothill's rights or remedies provided herein, at law, in equity, or otherwise;

          (g) Without notice to Borrower (such notice being expressly waived), and without constituting a retention of any collateral in satisfaction of an obligation (within the meaning of Section 9505 of the Code), set off and apply to the Obligations any and all (i) balances and deposits of Borrower held by Foothill, or (ii) indebtedness at any time owing to or for the credit or the account of Borrower held by Foothill;

          (h) Hold, as cash collateral, any and all balances and deposits of Borrower held by Foothill to secure the full and final repayment of all of the Obligations;

          (i) Ship, reclaim, recover, store, finish, maintain, repair, prepare for sale, advertise for sale, and sell (in the manner provided for herein) the Collateral. Foothill is hereby granted a license or other right to use, without charge, Borrower's labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and Borrower's rights under all licenses and all franchise agreements shall inure to Foothill's benefit;

          (j) Sell the Collateral at either a public or private sale, or both, by way of one or more contracts or transactions, for cash or on terms, in such manner and at such places (including Borrower's premises) as Foothill determines is commercially reasonable. It is not necessary that the Collateral be present at any such sale;

          (k) Foothill shall give notice of the disposition of the Collateral as follows:

               (1) Foothill shall give Borrower and each holder of a security interest in the Personal Property Collateral who has filed with Foothill a written request for notice, a notice in writing of the time and place of public sale, or, if the sale is a private sale or some other disposition other than a public sale is to be made of the Personal Property Collateral, then the time on or after which the private sale or other disposition is to be made;

               (2) The notice shall be personally delivered or mailed, postage prepaid, to Borrower as provided in Section 12, at least 10 days before the date fixed for the sale, or at least 10 days before the date on or after which the private sale or other disposition is to be made; no notice needs to be given prior to the disposition of any portion of the Personal Property Collateral that is perishable or threatens to decline speedily in value or that is of a type customarily sold on a recognized market. Notice to Persons other than Borrower claiming an interest in the Personal Property Collateral shall be sent to such addresses as they have furnished to Foothill;

               (3) If the sale is to be a public sale, Foothill also shall give notice of the time and place by publishing a notice one time at least 10 days before the date of the sale in a newspaper of general circulation in the county in which the sale is to be held;

     (l) Foothill may credit bid and purchase at any public sale; and

     (m) Any deficiency that exists after disposition of the Personal Property Collateral as provided above will be paid immediately by Borrower. Any excess will be returned, without interest and subject to the rights of third Persons, by Foothill to Borrower.

All right, remedies, and powers provided in this Agreement relative to the Collateral may be exercised only to the extent that the exercise thereof does not violate any applicable mandatory provision of the applicable gaming laws, rules, and regulations enacted by the applicable Gaming Authority (the "Applicable Gaming Laws") and all provisions of this Agreement relative to the Collateral are intended to be subject to all applicable mandatory provisions of the Applicable Gaming Laws and to be limited solely to the extent necessary to not render the provisions of this Agreement invalid or unenforceable, in whole or in part. Foothill will timely apply for and receive all required approvals of the applicable Gaming Authority for the sale or other disposition of gaming Equipment regulated by Applicable Gaming Laws (including any such sale or disposition of gaming Equipment consisting of slot machines, gaming tables, cards, dice, gaming chips, player tracking systems, and all other "gaming devices" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws), and "associated equipment" (as such term or words of like import referring thereto are defined in the Applicable Gaming Laws).

     9.2 REMEDIES CUMULATIVE. Foothill's rights and remedies under this Agreement, the Loan Documents, and all other agreements shall be cumulative. Foothill shall have all other rights and remedies not inconsistent herewith as provided under the Code, by law, or in equity. No exercise by Foothill of one right or remedy shall be deemed an election, and no waiver by Foothill of any Event of Default shall be deemed a continuing waiver. No delay by Foothill shall constitute a waiver, election, or acquiescence by it.

10.  TAXES AND EXPENSES.

     If Borrower fails to pay any monies (whether taxes, assessments, insurance premiums, or, in the case of leased properties or assets, rents or other amounts payable under such leases) due to third Persons, or fails to make any deposits or furnish any required proof of payment or deposit, all as required under the terms of this Agreement, then, to the extent that Foothill determines that such failure by Borrower could result in a Material Adverse Change, in its discretion and without prior notice to Borrower, Foothill may do any or all of the following: (a) make payment of the same or any part thereof; (b) set up such reserves in Borrower's Loan Account as Foothill deems necessary to protect Foothill from the exposure created by such failure; or (c) obtain and maintain insurance policies of the type described in Section 6.10, and take any action with respect to such policies as Foothill deems prudent. Any such amounts paid by Foothill shall constitute Foothill Expenses. Any such payments made by Foothill shall not constitute an agreement by Foothill to make similar payments in the future or a waiver by Foothill of any Event of Default under this Agreement. Foothill need not inquire as to, or contest the validity of, any such expense, tax, or Lien and the receipt of the usual official notice for the payment thereof shall be conclusive evidence that the same was validly due and owing.

11.  WAIVERS; INDEMNIFICATION.

     11.1 DEMAND; PROTEST; ETC. Borrower waives demand, protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment, nonpayment at maturity, release, compromise, settlement, extension, or renewal of accounts, documents, instruments, chattel paper, and guarantees at any time held by Foothill on which Borrower may in any way be liable.

     11.2 FOOTHILL'S LIABILITY FOR COLLATERAL. So long as Foothill complies with its obligations, if any, under Section 9207 of the Code, Foothill shall not in any way or manner be liable or responsible for: (a) the safekeeping of the Collateral; (b) any loss or damage thereto occurring or arising in any manner or fashion from any cause; (c) any diminution in the value thereof; or (d) any act or default of any carrier, warehouseman, bailee, forwarding agency, or other Person. All risk of loss, damage, or destruction of the Collateral shall be borne by Borrower.

     11.3 INDEMNIFICATION. Borrower shall pay, indemnify, defend, and hold Foothill, each Participant, and each of their respective officers, directors, employees, counsel, agents, and attorneysinfact (each, an "Indemnified Person") harmless (to the fullest extent permitted by law) from and against any and all claims, demands, suits, actions, investigations, proceedings, and damages, and all reasonable attorneys fees and disbursements and other costs and expenses actually incurred in connection therewith (as and when they are incurred and irrespective of whether suit is brought), at any time asserted against, imposed upon, or incurred by any of them in connection with or as a result of or related to the execution, delivery, enforcement, performance, and administration of this Agreement and any other Loan Documents or the transactions contemplated herein, and with respect to any investigation, litigation, or proceeding related to this Agreement, any other Loan Document, or the use of the proceeds of the credit provided hereunder (irrespective of whether any Indemnified Person is a party thereto), or any act, omission, event or circumstance in any manner related thereto (all the foregoing, collectively, the "Indemnified Liabilities"). Borrower shall have no obligation to any Indemnified Person under this Section
11.3 with respect to any Indemnified Liability that a court of competent jurisdiction finally determines to have resulted from the gross negligence or willful misconduct of such Indemnified Person. This provision shall survive the termination of this Agreement and the repayment of the Obligations.

12.  NOTICES.

     Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by firstclass mail, postage prepaid) shall be personally delivered or sent by registered or certified mail (postage prepaid, return receipt requested), overnight courier, or telefacsimile to Borrower or to Foothill, as the case may be, at its address set forth below:

         If to Borrower:            THE MAJESTIC STAR CASINO, LLC
                                    One Buffington Harbor Drive
                                    Gary, Indiana 46406-3000
                                    Attn:  Michael E. Kelly
                                    Fax No. 219.977.7811

         With copies to:            DYKEMA GOSSET PLLC
                                    400 Renaissance Center
                                    Detroit, Michigan 48243-1668
                                    Attn:  Judy O'Neill, Esq.
                                    Fax No. 313.568.6915

         and:                       BARDEN DEVELOPMENT, INC.
                                    400 Renaissance Center, Suite 2400
                                    Detroit, Michigan 48243-1668
                                    Attn:  Michelle Sherman
                                    Fax No. 313.259.0154

         If to Foothill:            FOOTHILL CAPITAL CORPORATION
                                    11111 Santa Monica Boulevard
                                    Suite 1500
                                    Los Angeles, California 90025-3333
                                    Attn:  Business Finance Division Manager
                                    Fax No. 310.478.9788

         With copies to:                BROBECK, PHLEGER & HARRISON LLP
                                        550 South Hope Street
                                        Los Angeles, California 90071
                                        Attn: John Francis Hilson, Esq.
                                        Fax No. 213.745.3345

     The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Foothill in connection with Sections 9504 or 9505 of the Code, shall be deemed received on the earlier of the date of actual receipt or 3 days after the deposit thereof in the mail. Borrower acknowledges and agrees that notices sent by Foothill in connection with Sections 9504 or 9505 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted telefacsimile or other similar method set forth above.

13.  CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

     THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN AN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. EACH OF BORROWER AND FOOTHILL WAIVES, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER AND FOOTHILL HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH OF BORROWER AND FOOTHILL REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

14.  DESTRUCTION OF BORROWER'S DOCUMENTS.

     All documents, schedules, invoices, agings, or other papers delivered to Foothill may be destroyed or otherwise disposed of by Foothill 4 months after they are delivered to or received by Foothill, unless Borrower requests, in writing, the return of said documents, schedules, or other papers and makes arrangements, at Borrower's expense, for their return.

15.  GENERAL PROVISIONS.

     15.1 EFFECTIVENESS. This Agreement shall be binding and deemed effective when executed by Borrower and Foothill.

     15.2 SUCCESSORS AND ASSIGNS. This Agreement shall bind and inure to the benefit of the respective successors and assigns of each of the parties; provided, however, that Borrower may not assign this Agreement or any rights or duties hereunder without Foothill's prior written consent and any prohibited assignment shall be absolutely void. No consent to an assignment by Foothill shall release Borrower from its Obligations. Foothill may assign this Agreement and its rights and duties hereunder and no consent or approval by Borrower is required in connection with any such assignment. Foothill reserves the right to sell, assign, transfer, negotiate, or grant participations in all or any part of, or any interest in Foothill's rights and benefits hereunder. In connection with any such assignment or participation, Foothill may disclose all documents and information which Foothill now or hereafter may have relating to Borrower or Borrower's business. To the extent that Foothill assigns its rights and obligations hereunder to a third Person, Foothill thereafter shall be released from such assigned obligations to Borrower and such assignment shall effect a novation between Borrower and such third Person.

     15.3 SECTION HEADINGS. Headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Agreement.

     15.4 INTERPRETATION. Neither this Agreement nor any uncertainty or ambiguity herein shall be construed or resolved against Foothill or Borrower, whether under any rule of construction or otherwise. On the contrary, this Agreement has been reviewed by all parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of all parties hereto.

     15.5 SEVERABILITY OF PROVISIONS. Each provision of this Agreement shall be severable from every other provision of this Agreement for the purpose of determining the legal enforceability of any specific provision.

     15.6 AMENDMENTS IN WRITING. This Agreement can only be amended by a writing signed by both Foothill and Borrower.

     15.7 COUNTERPARTS; TELEFACSIMILE EXECUTION. This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which, when executed and delivered, shall be deemed to be an original, and all of which, when taken together, shall constitute but one and the same Agreement. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party delivering an executed counterpart of this Agreement by telefacsimile also shall deliver an original executed counterpart of this Agreement but the failure to deliver an original executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.

     15.8 REVIVAL AND REINSTATEMENT OF OBLIGATIONS. If the incurrence or payment of the Obligations by Borrower or any Guarantor of the Obligations or the transfer by either or both of such parties to Foothill of any property of either or both of such parties should for any reason subsequently be declared to be void or voidable under any state or federal law relating to creditors' rights, including provisions of the Bankruptcy Code relating to fraudulent conveyances, preferences, and other voidable or recoverable payments of money or transfers of property (collectively, a "Voidable Transfer"), and if Foothill is required to repay or restore, in whole or in part, any such Voidable Transfer, or elects to do so upon the reasonable advice of its counsel, then, as to any such Voidable Transfer, or the amount thereof that Foothill is required or elects to repay or restore, and as to all reasonable costs, expenses, and attorneys fees of Foothill related thereto, the liability of Borrower or such Guarantor automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

     15.9 INTEGRATION. This Agreement, together with the other Loan Documents, reflects the entire understanding of the parties with respect to the transactions contemplated hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

     15.10 GAMING LAWS. Notwithstanding any other provision of this Agreement to the contrary, nothing in this Agreement shall (i) effect any transfer of any ownership interest (within the meaning of 68 Indiana Administrative Code 5) in Borrower, or (ii) effect any transfer, sale, purchase, lease or hypothecation of, or any borrowing or loaning of money against, or any establishment of any voting trust agreement or other similar agreement with respect to (all within the meaning of Indiana Code 4-33-4-21), any certificate of suitability or any owner's license heretofore or hereafter issued to any person, including Borrower, under any of the Applicable Gaming Laws, including Indiana Code 4-33.

                 [Remainder of page left intentionally blank.]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in Los Angeles, California.


                                 THE MAJESTIC STAR CASINO, LLC
                                 an Indiana limited liability company


                                 By /S/ MICHAEL KELLY
                                 Name:    Michael Kelly
                                 Title:   Chief Operating and Financial Officer


                                 FOOTHILL CAPITAL CORPORATION,
                                 a California corporation


                                  By /S/ BRIAN G. DUFFY
                                  Name:    Brian G. Duffy
                                  Title:   Vice President




                                      S-1